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Centex® Pulte HOMES Del Webb®

HOME PURCHASE AGREEMENT

This Home Purchase Agreement (this **"Agreement"**) dated 01/19/2022, is between Buyer and Seller.

1. BUYER AND SELLER.

1.2 Buyer. "Buyer" is the party, or collectively, the parties, listed below:

Name: Arrived Holdings, Inc.
Current Address: 500 Yale Ave N , Seattle, WA 98109
Telephone: (Primary) [redacted] (Secondary) ________
E-mail address: [redacted]

1.3 Seller. "Seller" is Pulte Homes Tennessee Limited Partnership. Seller's address is 370 Mallory Station Road, Suite 500, Franklin, TN 37067.

2. PROPERTY. Seller agrees to sell and Buyer agrees to purchase a home (the **"Home"**) located on the lot described below (the **"Lot"**) in Rucker Landing (the **"Community"**). Seller will construct the Home in substantial conformance with this Agreement, the Home Plan and Home Elevation identified below and the Home will contain the materials, fixtures and features described in the attached Floor Plan, Elevation and Features List for Home. The Home and Lot are collectively referred to as the **"Property"**.

Lot Mailing Address: 4434 Jack Faulk Street , Murfreesboro, , TN 37128	
Lot Description (Lot/Block/Section or Phase): Lot 17, Phase 1B	
Condominium Unit No.:	**Community:** Rucker Landing
Accounting Lot Number: 01700	**Accounting Community Name:** Rucker Landing
Home Plan: Rosella	**Home Elevation:** Elevation TD 109

3. PURCHASE PRICE AND DEPOSITS.

3.1 Total Purchase Price. Buyer agrees to pay Seller the Total Purchase Price for the Property, such amount being the Base Price of the Property as set forth on the attached Job Initiation Order or Change Order (the Job Initiation Order or Change Order, as applicable, as amended by any subsequent Change Order, the "**JIO**"), plus the price of all options, upgrades and premiums selected by Buyer on the JIO or any addenda. Buyer understands the current Total Purchase Price set forth on the JIO may change as provided in this Agreement and may be different than the final Total Purchase Price payable at Closing (as defined below).

3.2 Deposits. Buyer agrees to deliver the Deposits as required by this Agreement. **"Deposits"** mean the initial earnest money deposit and all other deposits and amounts paid in advance of Closing with regard to options, upgrades or premiums pursuant to this Agreement, the JIO or any addenda. Buyer's initial earnest money deposit is **$7,500.00** and is due upon Buyer's execution of this Agreement. Buyer understands Seller may require additional Deposits for certain options, upgrades and premiums. Except as expressly provided otherwise in this Agreement or by applicable law, all Deposits are nonrefundable when paid. The Deposits will be paid to Seller, may be used by Seller in its general operations, and may not be deposited into a separate bank account or escrow. If Buyer delivers the Deposits to Closing Agent (as defined in the Financing Addendum), Buyer authorizes Closing Agent to transfer the Deposits to Seller or Seller's account. In no event will Buyer be entitled to receive interest on the Deposits from Seller, whether deemed to accrue or actually accrued, except as provided in Section 10.2. All Deposits and other sums to be paid by Buyer **prior** to Closing must be paid in U.S. dollars through Seller's online payment portal using a debit card or by authorizing an ACH/direct debit payment (for sums due at Closing, see Section 8.4.b). If Buyer is entitled to a return of any Deposits, Buyer authorizes Seller to either return the Deposits to the account Buyer used to pay Deposits through Seller's online payment portal (if applicable) or deliver a check to Buyer. At Closing, the Deposits will be credited toward the Total Purchase Price.

4. PAYMENT OF PURCHASE PRICE; LENDER AND LOAN APPROVAL. In the attached Financing Addendum, Buyer elects whether to pay the Total Purchase Price in cash or by obtaining a mortgage loan. If Buyer elects to obtain a mortgage loan, then the Financing Addendum contains Buyer's selection of Buyer's lender from which Buyer will seek a loan and agreements regarding Buyer's obligation to apply for the loan and seek loan approval.

5. HOME OPTIONS, CONSTRUCTION MATERIALS AND THE LOT.

5.1 Buyer Option Selections. Buyer must select all structural options on the date Buyer signs this Agreement. Buyer must make a final selection of all non-structural options and upgrades within 14 days after the date Buyer signs the Agreement. Buyer agrees to schedule and attend all necessary appointments to make Buyer's selections. Buyer's selections will be final and binding when made. If, after the above deadline for Buyer to make a final selection of options and upgrades, Buyer requests, and Seller approves (without any obligation to do so), an addition or change to any options or upgrades previously selected, Buyer will be charged a nonrefundable administrative fee of $500 for each changed or added option or upgrade. The price for each option will be the price in effect at the time of Buyer's selection. Unless Seller designates otherwise, Deposits for options and upgrades, if required, will be due at the time of Buyer's selection. If Buyer has not made an option selection within the time required above, Seller may make such selection for Buyer, in which case Buyer will be bound by such selection. If Seller requests Buyer to re-select an option which has become unavailable or is no longer offered by Seller, Buyer will do so within 5 days after being notified by Seller and the Total Purchase Price may be adjusted accordingly.

a. **Flooring.** Seller advises Buyer that certain areas of the Home may not be well suited for certain types of flooring (for example, hardwood or carpet may not be well suited for areas of the Home with a higher likelihood of moisture). Seller may, in its sole discretion, refuse to install certain types of flooring in areas of the Home Seller deems unsuitable for such flooring. If, at the request of Buyer, Seller agrees to install flooring that Seller deems to be unsuitable, Seller will not be responsible for any resulting damage and Buyer will not receive warranty coverage under the Home Warranty (defined below) for such flooring.

b. **Seller's Right to Change or Limit Designs and Options.** Seller reserves the right to limit options and upgrades offered with respect to the Home. Buyer will be entitled to select options only from those options available with respect to the Home at the time of Buyer's selection. Some options offered in other homes in the Community or in other communities may not be available with respect to the Home. If Seller changes the design of other homes in the Community or changes the options offered or features included in other homes, Seller will have no obligation to make those changes to the Home or make them available to Buyer.

c. **Partially and Fully Completed Homes.** Buyer understands that current plans offered for newly built homes may have standard materials and features not included in a completed or partially completed home. If Buyer is purchasing a partially completed home, the Home will include only those

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materials and features that were standard for the Home when construction commenced, those options already selected by Seller, and those options which Buyer selects (to the extent Seller permits additional option selections). If Buyer is purchasing a partially completed home, the above time deadline for option selections is not applicable to Buyer. Instead, Buyer must make any available option selections within 7 days after the date Buyer signs this Agreement. Buyer understands Buyer's ability to select options for a partially completed home will depend upon the level of completion of the home at the time Buyer signs this Agreement and Buyer may be entitled to select only limited options or no options. If Buyer is purchasing a completed home, Buyer agrees it is purchasing the Home as presently constructed.

5.2 Community Specific Models. The design, specification levels, available options and pricing of homes and options may vary by community, even for the same or similar models. If Buyer has seen a model of the Home in another of Seller's communities, Buyer understands there may be significant differences in design, specification levels, options and pricing between such model and a similar model in the Community.

5.3 Models and Decorative Items. Buyer understands model homes have been professionally decorated to show various decorative ideas, constructed using a variety of features and materials to show design concepts, and professionally landscaped, and that such decorative items, features, materials and landscaping may not be offered as options or otherwise included in the Home. Such decorative items, features, materials and landscaping which may not be offered in the Home include without limitation, furnishings; draperies and other window treatments; wallpaper; custom carpet; upgraded cabinetry; coordinated paint; special textures; built-in shelves; beams; special lighting fixtures; special ceiling and wall treatments; mirrors; entry ways, walkways, driveways and other hardscape items constructed using non-standard materials; patios; patio covers; pools and spas; and landscaping using different varieties and in greater quantities and sizes. Decorative items, materials, landscaping and hardscape items and other options and upgrades displayed by model homes will not be included as part of the Property except to the extent expressly identified as being part of the Home in Seller's plans and specifications for the Home or offered by Seller as an option for the Home and selected as an option by Buyer in accordance with this Agreement.

5.4 Material Substitutions, Variations and Marketing Materials. Due to governmental requirements, unavailability of materials, changes in options or other product offerings or changes in suppliers, Seller reserves the right to make changes to the Home and/or deviate from the plans or specifications as Seller determines necessary by lot and home, so long as Seller substitutes materials of equivalent quality and appearance. Determination of equivalency will be in Seller's sole discretion. Buyer acknowledges that color and texture variations occur in all natural and some man-made products due to manufacturing processes (e.g., granite, wood, tile and concrete) and that such variations are to be expected, and, provided such variations are within industry tolerances, they will not be considered a defect and Seller will have no liability or responsibility for such variations. Buyer agrees images that may be in advertising or marketing materials are for marketing purposes only and may not reflect exact home design, specific components or materials used in home construction, specific manufacturer or models of components, or exact colors or textures of materials, all of which may vary or change in the course of actual construction as described above.

5.5 Lot Premiums. Premiums for lots vary and are determined by the particular attributes of each lot as evaluated from time-to-time by Seller in its sole discretion. Buyer understands the characteristics that make the Lot unique may change over time, and the Lot may become more or less desirable as a result of such changes. Seller makes no representation or guarantee of the current or future value of Buyer's Lot. Further development of the Community or surrounding property, whether made by Seller, the developer or any other owner, may affect the Lot's value and Buyer's use and enjoyment of the Lot. Buyer releases Seller from and agrees Seller will not be responsible or liable for any such changes or obligated to return any Lot premium.

5.6 Plan and Garage Orientation; Lot Utilities and Easements. Buyer understands the Home and garage orientation (i.e., left or right) may be built opposite of the floor plan or garage orientation shown in a brochure, on a website, or by a model due to various factors, including lot shape and the location of utilities. Seller reserves the right, in Seller's sole discretion, to determine the location, configuration and orientation of the Home and the garage on the Lot. Seller will determine air conditioner locations, which may be different than the plot plans and marketing materials. Seller and/or utility companies may locate or relocate utilities and other neighborhood structures and improvements on the Lot, including utility lines, boxes, pedestals, and vaults; electric transformers; fire hydrants; cluster mailboxes, if applicable; light poles; and storm drainage pipes, which items may not be shown on any plans for the Property. Buyer accepts that the Lot may have some or all of these items. Prior to Closing, Seller reserves the right to grant utility, drainage and similar easements in or over the Lot customarily granted in the development of residential real estate projects.

6. COMMUNITY DEVELOPMENT.

6.1 Seller's Right to Act in Response to Market Conditions. Before or after Closing, with no obligation to Buyer, Seller may change prices, premiums, terms, features, options and concessions for any proposed or existing homes in the Community or any other community. Seller may change the floor plans, sizes, elevations, options, designs and other characteristics of homes built in the Community. Seller has neither offered nor agreed to any price protection or other commitment to Buyer regarding the value or resale value of the Property (or any other property), and Seller will not have any obligation or liability whatsoever to Buyer if any price changes directly or indirectly affect the value of the Property.

6.2 Development Plans. Seller reserves the right to sell lots to other builders, to rent or lease homes, and to change the zoning or planned use of other property in the Community or surrounding property. Development plans for the Community may be amended or changed from time-to-time to provide for, among other things, changes in land use, improvements, street patterns, setbacks, the type, number, style and prices of homes, lot sizes and configurations, densities, and amenities. Seller or its affiliates may annex into the Community additional lands not currently described in the Community Documents (defined below) or withdraw from the Community property currently described in the Community Documents. This annexation or withdrawal may or may not require the consent of certain owners of lots in the Community. The plans for the Community and any master development which encompasses the Community may be periodically updated and remain subject to change. Buyer understands that no statement of any representative of Seller regarding the planned use of property in or adjacent to the Community should be understood by Buyer or anyone as a warranty or promise regarding any future development plans for such property, and no such statement will limit or affect Seller's right to change zoning, land use or its development plans in the future. Buyer waives all claims, including claims for damages and costs, against Seller, its partners and other affiliates, and all of their respective officers, directors, shareholders, employees and agents as a result of any changes to the zoning, land use or development plans for the Community or for adjacent properties or for the annexation into or withdrawal of land from the Community.

6.3 Surrounding Land Uses, Community Services, and School and Taxing Districts. Any statement made or information provided by a representative of Seller concerning the present or future zoning, use or condition of land near the Lot or around the Community, concerning fire, ambulance, law enforcement, waste management, mail delivery or other services that may be available to the Community, or concerning schools, school boundaries, or taxing districts (or the current or future taxes or assessments or other costs associated with owning the Property) is based only on the limited information known to such person at the time of such statement or action. Mail service, the location of mailboxes (whether individually located in front of each home or clustered in groups) and the assignment of mailboxes are determined by the U.S. Postal Service. Buyer understands that such items may change and may affect the Lot, the Community or residents of the Community. Buyer confirms that prior to executing this Agreement, Buyer has reviewed such items with the applicable operators or owners of such land, the applicable governmental authorities or the applicable service providers or Buyer has elected, on Buyer's own accord and determination, to forgo such review. Buyer has not relied, and agrees not to rely, on any statement made or information provided by any representative of Seller concerning any of the matters described above and Buyer releases Seller from all claims related to any of such matters.

6.4 City and Other Boundaries; Potential Annexation. If the Property is located outside the limits of a municipality, the Property may now or later be included in or annexed into the extraterritorial jurisdiction or city limits of a municipality. Each municipality or other governmental authority maintains a map that depicts its boundaries and areas of extraterritorial jurisdiction. Notwithstanding any statement made, or map or other information provided, by Seller

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or its representatives, Seller makes no representation or warranty to Buyer regarding the current or future boundaries of any municipality, county or other governmental authority. Buyer should contact all municipalities or other authorities located in the general proximity of the Property to determine if the Property is located within a municipality or other governmental entity's jurisdiction or is likely to be included or annexed into a municipality or other jurisdiction, and any costs that Buyer might incur as a consequence thereof.

6.5 Flooding and Flood Insurance. The U.S. Federal Emergency Management Agency (FEMA) publishes Flood Insurance Rate Maps designating special flood hazard areas or zones. FEMA flood maps, and flood maps and flooding related regulations issued by other governmental authorities, may change. Seller has no control over such flood maps, the designation of flood hazard areas or flooding related regulations, and Seller will have no liability or responsibility for any changes to same. Accordingly, Seller makes no representation or warranty whether a particular lot is or will be located inside or outside of a flood hazard area or impacted by new regulations. Whether the Property is located inside or outside of a flood hazard area is not a guarantee that it will or will not flood. Flooding can occur on any property, particularly property in flat or low-lying areas and in areas subject to hurricanes and torrential rain events. Seller recommends that Buyer consider obtaining flood insurance even if the Property may not be located in a special flood hazard area and even if flood insurance is not required by Buyer's lender. Buyer accepts the obligations and consequences of owning real property, including without limitation Buyer's responsibility to obtain flood insurance if Buyer desires financial protection from potential flooding. Buyer agrees that neither Seller nor any of its representatives have made, and Seller is not making, any representation or warranty regarding the present or future location of flood hazard or zone designations, regarding whether the Property or Community may flood, or regarding the need for or availability of flood insurance. Buyer releases Seller, its affiliates and their employees from all claims, causes of action, damages, injuries and other liability arising out of or related to the flooding of the Property or the Community as a result of a major rain or storm event.

6.6 Water and Mineral Rights. Buyer understands water rights and interests in oil, gas and other minerals in, on or under the Lot and other portions of the Community (collectively, "Mineral Rights") may have been previously reserved or conveyed to other persons, and the owners or lessees of such Mineral Rights may have various rights, including the right to enter upon the Community, the Lot and other lots within the Community for the purpose of exploring for and removing the water, oil, gas and other minerals. However, such rights may be limited or restricted by municipal or other applicable laws. Buyer agrees neither Seller nor any of its representatives has made any representation or warranty regarding Mineral Rights, whether any person can or may exercise any Mineral Rights, or the effect any water, oil, gas or mineral exploration or production may have on the Community or the Property. Buyer releases Seller, its affiliates and their employees from all claims, causes of action, damages, injuries and other liability arising out of or related to the Mineral Rights or any exercise thereof.

7. HOME CONSTRUCTION.

7.1 Pre-Closing Meeting & Home Walk-Through -- Build Quality Celebration. When the Home is substantially complete, Buyer will have the opportunity to attend a **"Build Quality Celebration"**, which is a pre-closing meeting and walk-through of the Home. Seller will schedule the Build Quality Celebration approximately days (seven) prior to Closing. Seller will make a reasonable effort to accommodate Buyer's schedule for such meeting, but Closing will not be delayed if Buyer is unable to participate. During the Build Quality Celebration, Seller will orient Buyer with the operation of the Home and identify any construction items which remain to be completed. Seller's goal is to complete all remaining construction items before Closing, but that may or may not occur. The existence of remaining construction items at the time of Closing will not entitle Buyer to cancel this Agreement, delay Closing, withhold funds, or require an escrow of funds at Closing. After Closing, Seller will complete any remaining construction items as soon as reasonably practical, considering weather and other factors. Buyer will provide Seller with access to the Home during Seller's normal working hours after Closing to allow Seller to complete the remaining construction items. Buyer's failure to provide Seller with access or Buyer's refusal to allow Seller to complete any remaining construction items according to the method selected by Seller will relieve Seller from any further obligation to complete such remaining construction items and from any obligation therefor under the Home Warranty.

7.2 Construction Plans; Variances. At Closing, Seller will deliver the Home in substantial conformance with this Agreement, the Home Plan and Home Elevation identified in Section 2 above and the Home will contain the materials, fixtures and features described in the attached Floor Plan, Elevation and Features List for Home. Notwithstanding anything to the contrary in this Agreement, Buyer understands variances from those plans may occur during construction for various reasons, including aesthetic reasons, to address field conditions, and to comply with building codes or other governmental requirements. Dimensions and area (square footage) measurements shown in advertisements, sales brochures and other marketing materials are approximations for illustrative purposes only. Accordingly, actual "as-built" dimensions and area (square footage) measurements may vary from those materials and the construction plans. Seller's detailed construction plans and specifications for the Home are proprietary and confidential and will remain Seller's property. Buyer is acquiring no rights in Seller's construction plans and specifications and Seller will be under no obligation to deliver them to, or review them with, Buyer.

7.3 Construction; Timing/Completion of the Home. This Agreement is a contract for the construction of a new home. Buyer agrees Buyer will be purchasing the Property at Closing as a completed home. Buyer will acquire no right, title or interest in or to the Property except the right and obligation to purchase the Property upon the Closing Date in accordance with the terms of this Agreement. Construction of the Home will begin and progress according to Seller's construction schedule, as determined by Seller. Buyer agrees Seller is not Buyer's contractor, the direction and supervision of trade contractors rests exclusively with Seller, and Buyer will not issue any instruction to, or otherwise interfere with, hinder, delay, or otherwise impede the construction or construction schedule of the Home. Buyer understands its failure to timely perform its obligations may delay the commencement or completion of the construction of the Home. Seller will use reasonable efforts to keep Buyer informed of its construction schedule but cannot guarantee any specific completion date or construction schedule except as set forth in this Agreement. Seller is not responsible for inconvenience, loss, expense or other consequences to Buyer resulting from delays in construction completion provided that the Home is completed within the time period set forth in this Section. Seller is not responsible for delays in the installation or service delays of telephone, cable television, mail or similar services at, or after Closing provided that all necessary and customary utilities are extended to the Home within the time period set forth in this Section.

Buyer and Seller intend for this sale to be exempt from the Interstate Land Sales Full Disclosure Act by qualifying for the exemption provided by 15 U.S.C. Section 1702(a)(2), and nothing herein contained will be construed or operate, as to any obligation of Seller or right of Buyer, in a manner that would render such exemption inapplicable. Accordingly, Buyer and Seller authorize any court interpreting this Agreement to construe it liberally so that such exemption is available. Notwithstanding anything in this Agreement to the contrary, Seller will be obligated to complete the Home no later than two years after the date Buyer signs this Agreement, except for delays caused by acts of God or other matters that qualify under impossibility of performance principles recognized under the laws of the state in which the Property is located, in which case the completion date will be extended by an amount of time equivalent to such delays.

7.4 Fencing. Seller is not required to install fencing on the Lot unless Seller has agreed to install fencing in this Agreement. If fencing is included, Seller has the sole right to determine the location and extent of the fencing on the Lot. While Seller generally places fencing approximately on the property line, Seller and other builders sometimes place fencing in a different location because of governmental set back requirements, utility or other easements, existing trees, retaining walls or other reasons. If applicable, Buyer understands that maps, condominium plans, plot plans and site plans may not necessarily represent the actual location where fencing has been or will be located on the Lot. Unless Seller has expressly designated a specific fencing location as part of this Agreement, fencing will be in the "as built" location, even if such location is different from the location shown on any maps, plot plans, site plans or

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permits. Buyer will be responsible for coordinating the maintenance of any fencing that is used as a common boundary fence with the owner of the adjoining lot.

7.5 No Buyer Alterations or Additions. Buyer will not make any alterations or additions to the Home or Lot prior to Closing, including, but not limited to, the alteration or addition of any equipment, wiring, appliances, wall coverings, sprinkler systems or paint. If Buyer violates this provision, Buyer will be in default under this Agreement and liable and responsible for all damages caused by and consequences of such alterations or additions, including time delays incurred by Seller in removing or correcting the alterations or additions. At Buyer's expense, Seller may remove or correct any such alterations or additions made by Buyer or Buyer's agents and destroy or dispose thereof without liability or compensation to Buyer.

7.6 Insulation. Where construction allows, insulation will be installed in the Home as follows:

Exterior Walls (except garage and other non-air conditioned areas):		
Type: Batt	Thickness: 3.5"	R-value: 13

Ceiling (except over garage and other non-air conditioned areas):		
Type: Vaulted Ceiling: Batt / Flat Ceiling: Blown	Thickness: 9"/12"	R-value: 38

Notwithstanding the foregoing, insulation may be of lesser thickness and R-value than indicated in certain areas where the design of the Home does not permit greater thickness. Examples of locations where thickness and R-value may vary include locations where studs are placed in walls, corners, windows, where roof trusses attach to outside walls, and in upper level ceilings above heated areas. R-values are based on the specifications of the manufacturer and/or installer of the insulation and Seller does not warrant or represent the accuracy of the manufacturer's or installer's calculation of these R-values. Seller has the right to make substitutions as to the type, thickness and R-value of insulation installed in the Home as long as there are no substantial changes in the R-value of the insulation installed in a substantial portion of the Home. Minimum heat pump or air conditioner seasonal energy efficiency rating will be 14.

7.7 Energy Efficiency/Energy Costs. Seller makes no representation or warranty regarding the energy efficiency or energy costs of the Home, Consumer Products, or any component of the Home regardless of any (i) brochures, pamphlets, advertising, or other documents that may have been reviewed by Buyer, or (ii) discussions Buyer may have had with Seller or its employees, agents, or vendors. Buyer acknowledges the energy efficiency of the Home and associated energy costs will vary over time depending on many factors, including, but not limited to, usage, rates, fees and charges of local utility providers, home maintenance practices, household size, lighting and internal climate control systems, and weather conditions.

7.8 Environmental Notice/Disclosure. **THE HOME AND ITS OCCUPANTS MAY BE EXPOSED TO VARIOUS ENVIRONMENTAL CONDITIONS IN OR NEAR THE HOME (INCLUDING, BUT NOT LIMITED TO, ELECTROMAGNETIC FIELDS FROM POWER LINES AND APPLIANCES, MOLD AND THE POSSIBILITY OF AIR, WATER, SOIL OR OTHER POLLUTION). FOR EXAMPLE, THE HOME IS CONSTRUCTED USING HUNDREDS OF NATURAL AND MAN-MADE MATERIALS WHICH COULD EXPOSE OCCUPANTS TO HARMFUL CHEMICALS, GASES AND ALLERGENS WHICH MAY AFFECT THEIR HEALTH. HARMFUL EMISSIONS (INCLUDING FORMALDEHYDE, PER- AND POLYFLUOROALKYL SUBSTANCES AND OTHER CHEMICALS) MAY BE PRODUCED FROM CARPETING, FLOORING, PRESSED WOOD PRODUCTS, INSULATION, PLASTICS, VARNISHES, GLUES AND OTHER BUILDING MATERIALS. ALSO, RADON IS A NATURALLY OCCURRING GAS WHICH EMANATES FROM CERTAIN SOILS THAT, WHEN IT ACCUMULATES IN HOMES, MAY PRESENT HEALTH RISKS. ONE OR MORE OF THESE ENVIRONMENTAL CONDITIONS MAY EXIST WITHIN OR AROUND THE HOME OR COMMUNITY. SELLER DOES NOT CLAIM ANY EXPERTISE CONCERNING SUCH CONDITIONS. SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ABOUT ANY SUCH CONDITIONS, AND EXPRESSLY DISCLAIMS ANY LIABILITY FOR ANY TYPE OF DAMAGE OR INJURY SUCH CONDITIONS MAY CAUSE TO THE HOME OR ITS OCCUPANTS. BUYER ASSUMES THE RISK OF THE PRESENCE OF THE ABOVE CONDITIONS WITHIN OR AROUND THE HOME OR COMMUNITY AND RELEASES SELLER, ITS AFFILIATES AND THEIR EMPLOYEES FROM ALL CLAIMS, CAUSES OF ACTION, DAMAGES, INJURIES AND OTHER LIABILITY ARISING OUT OF OR RELATED TO ANY OF THE ABOVE CONDITIONS. FOR ADDITIONAL INFORMATION, SELLER RECOMMENDS THAT BUYER CONTACT ITS LOCAL, STATE OR FEDERAL ENVIRONMENTAL AGENCIES OR OTHER AVAILABLE SOURCES. BUYER WILL BE RESPONSIBLE, AT BUYER'S COST, TO ASCERTAIN WHETHER ANY OF THE ABOVE CONDITIONS MAY AFFECT THE HOME OR ITS OCCUPANTS AND, IF NECESSARY, TO TAKE APPROPRIATE REMEDIAL OR PROTECTIVE MEASURES.**

7.9 Termites. Buyer is advised and acknowledges that during construction, Seller may utilize a termite treatment or barrier or combination of methods in an attempt to prevent termite infestation in the Home. Buyer is advised that current governmental regulations limit the types and concentration of chemicals and the methods of application that can be used in attempting to prevent or eradicate termites. Consequently, termites may appear following completion of the Home. Buyer is advised that disturbance of the soil around the Home's foundation stem wall can destroy the termite treatment barrier. Seller recommends that Buyer retain the services of a qualified pest control company to regularly (at least annually) inspect the Home and apply the appropriate termite treatments or measures to prevent termite infestation. Except and to the extent limited or prohibited by applicable law or FHA/VA regulations, Buyer waives all claims against Seller for damages, losses, costs and expenses in connection with the existence of termites at the Home or on the Property and Buyer agrees to be solely responsible for preventing or exterminating termites in or around the Home in such manner as Buyer may determine.

7.10 Landscaping/Drainage. Prior to Closing, the Lot will have been graded for proper water drainage in accordance with grading and drainage plans for the Community. Unless otherwise set forth in this Agreement, the Lot will not be landscaped in any way. If Seller offers optional landscaping packages, Buyer should carefully review and understand the terms of each landscaping package. If Buyer elects to install Buyer's own landscaping (if that option is available), Buyer, after Closing, will install such landscaping within any required time period set forth in the Community Documents. At Closing, Seller will have no further responsibility for soil erosion, soil conditions, drainage or landscaping installed by Seller and Buyer will be solely responsible for all such matters (unless and to the extent of any landscaping warranty to be provided by Seller as described in this Agreement). Seller will not be liable or responsible for damages or other effects caused or contributed to by any change to the grading or drainage of the Lot made by Buyer or Buyer's contractor or landscaper. Unless set forth in this Agreement, Seller is providing no warranty with respect to landscaping and Seller will have no liability for landscaping which dies or is damaged following Closing.

7.11 Construction Noise and Activities; Entry Gates. The Lot is part of a larger community in which other homebuilding and development activities are being or may be conducted. Those activities will cause noise, vibration, dust, mud, construction traffic and other potential inconveniences and nuisances in areas around the Lot. Seller will exercise reasonable control over those activities conducted by Seller, but Buyer agrees Seller will have no liability or responsibility to Buyer as a result of any of those activities or any resulting inconveniences or nuisances. If there are entry gates to the Community, such gates

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may be open during development of the Community and there are no assurances regarding security or the effectiveness of such gates or that pedestrian or other access will be controlled.

7.12 Visits to the Construction Site and Assumption of Liability and Risk. Buyer understands that a construction site can be a dangerous place. Buyer and Buyer's agents, guests and visitors will not visit the Lot or any other construction site in the Community without permission and without a representative of Seller. Hard hats and closed toe shoes are required while visiting areas under construction. **Any entry to the Lot or any construction site is at Buyer's sole risk and Buyer waives the right to make claims against Seller for any personal injury or property damage that Buyer, Buyer's agents, guests and visitors (including minor children) may incur. Buyer agrees to indemnify and hold Seller harmless from and against any and all personal injuries, property damage, or any other claim or injury incurred by Buyer, or Buyer's agents, guests and visitors on the Property, or on any construction site at the Community at any and all times before and after Closing.**

7.13 Loss of Property. Seller will bear the risk of loss or damage to the Property (e.g., by fire or other casualty) until the earlier of the Closing Date or the time Buyer takes possession of the Property. If the Property is damaged prior to the earlier of the Closing Date or the time Buyer takes possession of the Property, Seller will repair the damage as Seller reasonably determines necessary. If Seller determines the Home has been totally destroyed, Seller will give Buyer written notice of such total destruction (**"Destruction Notice"**). Upon receipt of the Destruction Notice, Buyer will have 10 days to provide Seller written notice of its election to either (i) terminate this Agreement and receive a refund of all Deposits paid, or (ii) have Seller restore the Property. If Buyer elects to have Seller restore the Property, the time for Seller to complete the Home will be extended, if permitted, in accordance with Section 7.3. If Buyer fails to timely deliver written notice to Seller of Buyer's election, Buyer will be deemed to have elected to terminate this Agreement and receive a refund of all Deposits paid. After the earlier of the Closing Date and the time Buyer takes possession of the Property, Buyer assumes and will bear all risk of loss or damage to the Property.

7.14 General Contractor. The Home will be constructed by Pulte Homes Tennessee Limited Partnership, a licensed contractor in the State of Tennessee, license no. 00018767.

8. CLOSING.

8.1 Closing Agent. In the attached Financing Addendum, Buyer has selected the Closing Agent to provide title and settlement/closing services for the closing of the purchase and sale transaction contemplated by this Agreement (the **"Closing"**).

8.2 Closing Time and Place. The Closing will occur through an escrow established with Closing Agent and will be held at the offices of Closing Agent unless otherwise provided in this Agreement or otherwise designated by Seller. The Closing will be held at the time and on the date (the **"Closing Date"**) designated by Seller by providing at least Twenty one (21) days prior written, electronic or oral notice to Buyer. The Closing will be held only when the Home is substantially complete (*i.e.*, the Closing will be held even though some construction items may remain to be completed) and, if applicable to the Home, a temporary or final certificate of occupancy or its local equivalent has been issued by the applicable governmental authority.

8.3 Seller Right to Extend Closing Date. Subject to Section 7.3, Seller will have the right to extend the Closing Date in order to substantially complete the construction of the Home, to complete any other construction item(s), to obtain a certificate of occupancy or similar permit, or as necessary to align with the schedules of other closings being handled by Seller or Closing Agent. Buyer understands that any Closing Date provided to Buyer or set by Seller prior to the date the Home is substantially complete is only an estimated date and, due to uncertainties inherent in construction, is subject to change by Seller. Because the Closing Date may change, Buyer agrees to remain flexible regarding the Closing Date, including, without limitation, Buyer's moving schedule, notifications to landlords, the closing of any existing home, and interest rate changes and locks. Seller will have no liability to Buyer due to a delay or extension of the Closing Date regardless of the reason. Buyer agrees Seller will not be required to reimburse Buyer for any expenses (including temporary housing costs, rentals, interest rate changes or lock fees, storage, moving and travel expenses) related to any changes in the timing of construction of the Home and/or the Closing Date.

8.4 Closing Procedures. At Closing:

a. Seller will execute and deliver to Buyer a <<Deed Type>> deed, subject to (i) taxes and assessments not yet due; (ii) the Community Documents and other restrictive covenants common to the Community; (iii) all matters affecting the Property shown on the recorded plat for the Community; (iv) water, oil, gas and mineral rights previously reserved or conveyed; (v) all easements, covenants, restrictions, encumbrances and other matters of record affecting the Property; (vi) all matters and conditions shown on the survey or that would be revealed by an accurate survey or inspection of the Property; and (vii) applicable building and zoning codes and other laws of governmental authorities. The deed will be prepared by Seller or its designee and will be deemed acceptable to each party if it meets the requirements stated herein and complies with applicable law.

b. Buyer will deliver the Total Purchase Price and all other sums payable by Buyer pursuant to this Agreement. All sums due from Buyer at Closing must be paid by wire transfer or other immediately available funds acceptable to Seller and Closing Agent.

c. Seller and Buyer will each execute and deliver any notices, statements, certificates, affidavits and other documents as may be required by this Agreement or applicable law to consummate the Closing.

After Buyer and Seller have complied with their respective Closing obligations, Closing Agent will record all documents to be recorded in the real property records and disburse all funds according to the approved settlement statement or Closing Disclosure, as applicable. All funds to be disbursed to Seller shall be disbursed by wire transfer or other immediately available funds acceptable to Seller. Buyer and Seller authorize Closing Agent to execute and submit on their behalf any required affidavit of value and preliminary change of ownership report using the Total Purchase Price for the established value. Following the Closing, Closing Agent (or a separate title agent, if applicable) will issue or cause the issuance of an owner's policy of title insurance for the Property to Buyer, if purchased by Buyer.

8.5 Possession and Keys. Buyer will not have any equitable right in the Property or be entitled to possession of the Property until the complete consummation of the Closing and funding of the Total Purchase Price and all other costs payable pursuant to this Agreement. Except as otherwise required by law, keys to the Property will not be released and access will not be provided until all funds due from Buyer (including all loan proceeds from Buyer's lender) have been delivered to the Closing Agent and all conditions to closing and funding have been satisfied. Buyer understands loan funding may take several days after Buyer has executed loan documents.

8.6 Closing Costs. Buyer is responsible for paying, at or before Closing, (i) all costs related to the owner's policy of title insurance; (ii) the cost of a survey of the Property (or reimbursing Seller for that cost if Seller has already paid for the survey); (iii) all escrow fees and other charges of Closing Agent related to this transaction; (iv) all costs related to Buyer's mortgage loan or other financing, including but not limited to, application and origination fees, points, interest rate buy down costs, interest rate lock charges, prepaid interest, survey fees, credit report charges, lender title insurance policy charges, homeowner's and flood insurance premiums, mortgage insurance premiums, appraisal fees, tax certificate and tax service charges, flood certificate charges, underwriting and loan processing charges, document preparation charges, and impounds for taxes, assessments and insurance; (v) all recording fees and stamp, excise, documentary or other transfer fees or taxes (if any) REGARDLESS OF ANY STATUTE OR LAW REQUIRING SELLER TO PAY SUCH FEES AND/OR TAXES; (vi) homeowner's association fees and capital contributions, (vii) Buyer's portion of the Closing prorations described in Section 8.7 below, and (viii) any other items described on the settlement statement or Closing Disclosure, as applicable, other than costs Seller has expressly agreed herein to pay (collectively, "**Closing Costs**").

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8.7 Closing Prorations. All real estate taxes and assessments, dues and assessments under the Community Documents, utility charges, and other charges against the Property for the year of Closing will be prorated as of the Closing Date. The proration of real estate taxes and assessments will be based on the most recent tax bill issued prior to Closing. All prorations will be final and not subject to adjustment after Closing.

8.8 Closing Delay; Failure to Close. Buyer agrees the timely performance of its obligations to close on the scheduled Closing Date is an essential term of this Agreement. If Buyer fails to perform any of Buyer's obligations on or before the Closing Date, Buyer will be in default under this Agreement. Seller will be under no obligation to agree to delay the Closing Date. If Buyer asks to delay the Closing Date for any reason (including due to delays caused by Buyer's lender), and Seller agrees to same, then Buyer agrees to pay Seller an extension fee equal to a $500 administrative fee plus $500 times the number of days from the scheduled Closing Date until the extended Closing Date. Unless Seller agrees otherwise, the extension fee will be due upon Seller's agreement to extend the Closing Date and will not be credited toward the Total Purchase Price.

8.9 Agreement Not Contingent on Sale or Rental of Other Property. Unless expressly set forth otherwise in this Agreement or an addendum to this Agreement, this Agreement is not contingent upon the sale, closing or rental of Buyer's existing home or other property. If Buyer elects to apply for mortgage financing contingent on the sale or rental of Buyer's existing home or other property, Buyer does so at Buyer's own risk.

8.10 Water and Mineral Rights. Buyer understands water rights and interests in oil, gas and other minerals in, on or under the Lot may have been previously reserved or conveyed to other persons, including without limitation to Seller or companies affiliated with Seller. Seller has not made any representation or warranty to Buyer that the Property includes any water rights or interests in oil, gas or other minerals. If the ownership or prior reservation or conveyance of water or mineral rights is important to Buyer, Buyer is advised to research same further prior to entering into this Agreement.

8.11 Seller Paid Closing Costs. Unless otherwise instructed by Buyer and Seller in writing, to the extent this Agreement provides Seller will pay any Closing Costs or provide Buyer with an incentive or other funds Buyer may use to pay Closing Costs, Seller's funds will be applied to charges in the following order to the extent such funds are available:

a. items Seller is legally required to pay pursuant to state or federal law;
b. items Seller specifically has agreed to pay in this Agreement;
c. "points and fees" as that term is defined in Title 12, section 1026.32(b)(1)(i) of the Code of Federal Regulations;
d. "finance charges" as that term is defined in Title 12, section 1026.4 of the Code of Federal Regulations;
e. items commonly and customarily paid by a seller in the local market; and
f. other charges appearing on the settlement statement or Closing Disclosure, as applicable.

Nothing in this subsection creates an obligation by Seller to pay any Closing Costs.

9. WARRANTY.

9.1 Home Warranty. Seller warrants the Home against defects in workmanship and materials in accordance with Seller's New Home Limited Warranty and Performance Standards (collectively, the **"Home Warranty"**). Buyer acknowledges reviewing or having the opportunity to review the Home Warranty prior to executing this Agreement. Buyer agrees to the terms and conditions of the Home Warranty, all of which are incorporated herein by reference.

9.2 Disclaimer of Warranties for Consumer Products, Elevators, Solar System and Smart Home Components. Prior to Buyer's execution of this Agreement, a copy of the warranties for Consumer Products (defined below) in the Home and, if installed in the Home, any elevator, Solar System (as defined below) and Smart Home Components (as defined below), were made available to Buyer for Buyer's review. At or after Closing, Seller will deliver to Buyer the actual warranties for the Consumer Products in the Home and, if applicable, any elevator, Solar System, and Smart Home Components, to the extent such warranties exist. The term **"Consumer Products"** means all appliances, pieces of equipment, or other items installed in the Home that are consumer products for purposes of the Magnuson-Moss Warranty Act (15 U.S.C. Section 2301, et. seq.). See the Home Warranty for examples of Consumer Products. The term **"Solar System"** means all components of the solar energy system, including, without limitation, the solar panels, electrical inverter, wiring, mounting hardware and other related equipment. The term **"Smart Home Components"** means all hardware, software and other components of any computer network, data network or telecommunications network within the Home, whether wired or wireless, including, without limitation, modems, routers, access points and extenders, and any home automation devices, smart devices, remote controls, connected devices or other components connected to any such network (which may include, by way of example, but not limitation, smart thermostats or other climate control devices, lighting controls, garage door controllers, door locks, security system interfaces or controllers, speakers, smart speakers, voice controls and intelligent personal assistants). **Buyer understands Consumer Products, elevators, Solar Systems and Smart Home Components are excluded from coverage under the Home Warranty.** To the extent Seller has been issued a warranty from any manufacturer or installer of Consumer Products and any elevator, Solar System, or Smart Home Components, if installed in the Home, Seller assigns to Buyer, to the extent assignable and without recourse to Seller, Seller's rights in such warranties, if any. The assignment will be effective as of the Closing Date. Any rights that inure to a homeowner under a manufacturer's or installer's warranty are the obligation of the manufacturer or installer, as applicable. Seller does not assume any obligation of the manufacturer or installer resulting from a manufacturer's or installer's warranty. **Seller disclaims all representations and warranties of any kind, express or implied, relating to Consumer Products and any elevator, Solar System and Smart Home Components, including, without limitation, any representation or warranty regarding use, fitness of use, workmanship or quality.** Seller will not be liable for any damage to a Consumer Product or any elevator, Solar System or Smart Home Components or for any damage caused by a Consumer Product or any elevator, Solar System (including roof penetrations) or Smart Home Components. However, to the extent provided in the Home Warranty, Seller will be responsible for damage to the Consumer Product, elevator, Solar System or Smart Home Components caused by Seller's improper installation of such Consumer Product, elevator, Solar System or Smart Home Components or other act by Seller only if Seller's installation or other act caused such damage. Seller's disclaimer of representations and warranties does not limit or otherwise affect the warranty of any manufacturer or installer. If a Consumer Product, elevator, Solar System or Smart Home Component malfunctions or is otherwise defective, Buyer agrees to follow the procedures in the applicable manufacturer's or installer's warranty documents.

9.3 NO OTHER WARRANTIES. TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT FOR THE HOME WARRANTY AND ANY LANDSCAPE WARRANTY EXPRESSLY PROVIDED BY THIS AGREEMENT, IF APPLICABLE, ALL WARRANTIES REGARDING THE PROPERTY, INCLUDING BUT NOT LIMITED TO STATUTORY AND IMPLIED WARRANTIES (INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION OR FITNESS FOR A PARTICULAR PURPOSE), ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. THE HOME WARRANTY AND THE LANDSCAPE WARRANTY, IF APPLICABLE, ARE SUBSTITUTED IN PLACE OF ALL SUCH WARRANTIES. THIS MEANS THAT THE HOME WARRANTY AND THE LANDSCAPE WARRANTY, IF APPLICABLE, ARE THE ONLY WARRANTIES THAT APPLY AND GOVERN BUYER'S AND SELLER'S RIGHTS AND OBLIGATIONS RELATED TO THE PROPERTY AND THERE ARE NO OTHER WARRANTIES, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. BUYER AGREES THAT SELLER'S LIABILITY FOR ANY DEFECTIVE CONDITION WITH RESPECT TO THE PROPERTY, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY OR OTHERWISE, IS LIMITED SOLELY TO SELLER'S OBLIGATIONS AND BUYER'S REMEDIES EXPRESSLY PROVIDED IN THE HOME WARRANTY. BUYER

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IS NOT WAIVING ANY WARRANTY APPLICABLE TO MATERIALS IN THE HOME THAT MAY BE PROVIDED DIRECTLY BY A MANUFACTURER.

9.4 Smart Home Components. Network performance in the Home, both wired and wireless, will vary due to differences in home design and construction, placement of furnishings and appliances, placement of network components, network usage, network configuration, the number of users, the types of uses and other conditions in the Home. Buyer will be responsible for arranging and paying all costs for internet service to the Home and determining Buyer's speed and data requirements, which may vary. Seller does not guarantee that any Smart Home Component or other network equipment will meet Buyer's particular needs. Buyer is solely responsible for configuring all Smart Home Components and network settings, including without limitation, security settings and features, and for securing any additional security equipment or service that Buyer may choose to use to protect the security of Buyer's network. **SELLER DOES NOT REPRESENT OR WARRANT THAT ANY SMART HOME COMPONENT OR NETWORK DEVICE IS SECURE OR CAN PREVENT PRIVACY INTRUSIONS, MALWARE OR CYBER-ATTACKS, EVEN WHEN CORRECTLY CONFIGURED. SELLER IS NOT PROVIDING ANY GUARANTY OR WARRANTY FOR, AND HEREBY DISCLAIMS ALL RESPONSIBILITY FOR, THE PERFORMANCE, COVERAGE, SECURITY, PRIVACY AND OTHER ASPECTS OF ANY SMART HOME COMPONENT OR NETWORK DEVICES WITHIN THE HOME. THE INSTALLATION AND CONFIGURATION OF SMART HOME COMPONENTS MAY BE PERFORMED BY THIRD PARTIES AND NOT SELLER. SELLER DOES NOT GUARANTEE OR WARRANT THE INSTALLATION OF SMART HOME COMPONENTS OR ANY EQUIPMENT OR SERVICES PROVIDED BY THIRD PARTIES.**

9.5 Buyer's Maintenance Responsibility. Buyer will be solely responsible to perform routine general maintenance and repairs on the Home. Buyer's failure to maintain and repair the Home may reduce or negate warranty coverage under the Home Warranty.

9.6 Subsequent Owners. The Home Warranty automatically transfers to the subsequent owner of the Home upon the transfer of title to the Home. However, the transfer of the Home Warranty does not extend any warranty coverage period. Buyer agrees to provide a copy of the Home Warranty to a subsequent owner of the Home who purchases the Home from Buyer.

9.7 Subrogation. Buyer understands the Home Warranty is not a liability or other type of insurance policy, including a homeowner's insurance policy, which typically provides coverage for certain property damages and casualty losses. If Buyer receives from an insurance company or any other party payment or repairs arising from a construction defect or otherwise relating to the Property, then to the fullest extent permitted by law, Buyer waives for itself and on behalf of anyone acquiring rights through Buyer, including, but not limited to, any insurance company or other party, all subrogation and other claims against Seller for such payments or repairs received by Buyer.

9.8 Harmless Deviations. Seller is obligated to deliver the Home constructed in substantial conformance with this Agreement and the Home Plan. However, the Home Warranty does not cover, Seller shall not be responsible or liable for, and Buyer waives and releases Seller from, any non-conformity with or deviation from plans, specifications, manufacturer's recommendations or building code requirements, unless it creates a covered defect under the Home Warranty that (a) results in actual physical damage to the Home or (b) presents an immediate threat to the health or safety of the occupants of the Home.

9.9 Heavy Furnishings and Equipment. Prior to moving or installing heavy furnishings, equipment or other items (which may include, without limitation, waterbeds, safes, exercise equipment, large fish tanks, pianos, pool tables and spas) into the Home, including any attic space, balcony or deck, Buyer should consult a structural engineer to confirm any heavy items will not damage, overload, or exceed the structural design of, the flooring system, stairs or other portions of the Home. Buyer should not overload any portion of the Home, including stairs, balconies and decks, by over occupancy (too many people). Seller will not be responsible for any damages, loss or injuries arising out of heavy items in, or over occupancy of, any part of the Home.

10. DEFAULT AND REMEDIES.

10.1 Buyer's Default. Buyer will be in default under this Agreement if Buyer (i) notifies Seller or any employee of Seller, orally, electronically or in writing, that Buyer will not complete the purchase of the Property or will not perform any other obligation of Buyer set forth in this Agreement; or (ii) breaches any covenant or agreement of Buyer or otherwise fails to perform any obligation of Buyer under this Agreement or any addendum hereto as and when due, including specifically, but without limitation, Buyer's obligations set forth in the Financing Addendum. In addition to any rights and remedies provided to Seller elsewhere in this Agreement, upon a default by Buyer under this Agreement, Seller may, at its sole discretion, terminate this Agreement by delivering written notice of termination to Buyer and thereupon:

a. Seller will have no further obligation to Buyer under this Agreement, Buyer will have no further right, title, or interest in or to the Property, and Seller will be entitled to sell the Property to another party; and

b. Seller will be entitled to receive all Deposits made by Buyer as liquidated damages to Seller as a result of Buyer's default.

The amount of liquidated damages is intended as a reasonable estimate of Seller's actual damages, and not as a penalty, resulting from Buyer's default due to the difficulty and uncertainty in estimating or ascertaining, as of the date Buyer signs this Agreement, the actual damages Seller may suffer from Buyer's default, which damages will include without limitation the cost of administering this Agreement and the cost to take the Property off the market while this Agreement remains in effect. In each instance where this Agreement permits Seller to receive Buyer's Deposits as liquidated damages, Buyer will be deemed to have waived all challenges to the enforceability of such provision. This waiver includes, without limitation, any contention that the liquidated damages provision constitutes an unenforceable penalty, or that the liquidated damages do not bear a reasonable relationship to Seller's actual damages.

Upon receiving Seller's notice of termination, Closing Agent will be entitled to rely on such notice, without further documentation or authorization of any kind, that this Agreement has been terminated, that Seller is entitled to receive all Deposits, and that Buyer has no further right, title, or interest in the Deposits or the Property. No party may bring an action against or seek damages from Closing Agent for, nor will Closing Agent be liable for, any action taken by Closing Agent in accordance with this subsection and the instructions herein. Buyer agrees Seller will not waive any right to terminate this Agreement or receive the Deposits due to a default by Buyer because Seller delays or fails to enforce such rights.

10.2 Seller's Default. Seller will be in default under this Agreement if Seller fails to perform any obligation of Seller under this Agreement or any addendum hereto as and when due. Upon a default by Seller, Buyer may, as Buyer's sole and exclusive remedies, (i) terminate this Agreement and, if the Closing has not occurred, receive a return of the Deposits paid by Buyer (together with interest earned thereon, if required by law), and/or (ii) seek recovery against Seller of Buyer's actual damages by filing an arbitration action as provided in Section 12 below. Notwithstanding the preceding sentence and except as provided in this subsection below, Seller will not be liable for any special, indirect, consequential or punitive damages, including, without limitation, any damages based on a claimed decrease in the value of the Property, even if Seller has been advised of the possibility of such damages. Any assertion of alleged defaults after Closing will be governed by, among other provisions, Sections 9 and 12. Notwithstanding any provision to the contrary in this Agreement, if Seller's default is based upon Seller's failure to complete the Home within the time period provided in Section 7.3 (Construction; Timing/Completion of the Home), then Buyer will have the right to seek all available remedies at law or in equity, without limitation, as a result of such failure.

11. INFORMATION SHARING TO FACILITATE HOME SALE; THIRD PARTY SERVICES. Many companies besides the homebuilder are involved in the sale of a home, such as the community developer, title companies, lenders and HOA management companies. To facilitate the construction of

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the Home and sale of the Property to Buyer, Seller may share this Agreement and information contained in this Agreement, including Buyer's name and contact information, with Seller's affiliates and other third parties, which may include, without limitation, design and option center operators, the developer of the Community, title companies, escrow agents, lenders, HOA management companies and governmental authorities and their agents. Seller may also share that information with companies that may offer goods and services to home buyers or may survey buyers about their experience in purchasing a home. Buyer agrees Seller may share such information as described above, and agrees those third parties may contact Buyer using Buyer's contact information to facilitate the Home purchase transaction or to offer their goods and services; but Buyer is under no obligation to purchase or receive any goods or services such parties may offer. Seller may receive referral fees or other compensation from such third parties where permitted by law. Seller is not responsible for the acts of any such parties or any promises, claims, products or services of such parties. More information regarding how Seller may use or share information pertaining to Buyer or this Agreement may be found at www.pulte.com/legal/privacy-policy.

12. ARBITRATION.

Agreement to Arbitrate Disputes

This Agreement provides that all Disputes (defined below) between Seller and Buyer will be resolved by BINDING ARBITRATION. This means both Seller and Buyer GIVE UP THE RIGHT TO GO TO COURT OR TO A JURY to assert or defend rights under this Agreement (EXCEPT for matters that may be taken to SMALL CLAIMS COURT as provided below). Seller's and Buyer's rights will be determined by a NEUTRAL ARBITRATOR and NOT by a judge or jury. Seller and Buyer are entitled to a FAIR HEARING, but the arbitration procedures are simpler and more limited than the rules applicable in a court. Arbitrator decisions are as enforceable as any court order and are subject to very limited review by a court. For more information, read the provisions regarding arbitration below, review the American Arbitration Association's Home Construction Arbitration Rules and related information at www.adr.org, call the American Arbitration Association at 1-800-778-7879, and consult an attorney if you so choose.

12.1 Agreement to Arbitrate Disputes. Seller prides itself on having many satisfied customers. However, if Seller and Buyer are unable to resolve a dispute relating to this Agreement or the Property, the parties believe it is best to have a fair and efficient way to resolve that dispute. Accordingly, Buyer and Seller agree that any controversy, claim or dispute that arises out of or is related to this Agreement or the Property (including without limitation any claims for breach of contract, death, personal injury, property damage, defective design or construction, negligence, misrepresentation and fraud), whether arising before or after Closing (collectively, **"Disputes"**), shall be resolved through binding arbitration. The arbitrator's decision shall be final and binding, subject to appeal as described below. Alternatively, if the Dispute does not exceed the maximum jurisdictional amount for a small claims court in the state where the Property is located, then Buyer or Seller may elect to have the Dispute resolved in a small claims court rather than by binding arbitration (however, any appeal of a small claims court judgment must be resolved through arbitration in accordance with this Section 12). Disputes subject to arbitration under the Home Warranty shall be arbitrated in accordance with the terms and conditions of the Home Warranty.

12.2 Applicable Law. The parties acknowledge this Agreement evidences a transaction involving interstate commerce because, among other reasons, this Agreement is for the construction of a home involving the incorporation of materials manufactured in states other than where the Property is located and interstate commerce was used to purchase and transport materials used in the construction. The Federal Arbitration Act (the **"FAA"**) shall govern the interpretation and enforcement of this provision. The agreements in this Section 12 shall survive the termination of this Agreement, the Closing of the purchase of the Property and/or the default of either party. Even if a part of these arbitration provisions is determined to be unenforceable under applicable law, the remainder shall survive, and the parties shall remain obligated to resolve disputes through binding arbitration as set forth herein.

12.3 Arbitrator – American Arbitration Association. The arbitration shall be conducted before an arbitrator appointed by the American Arbitration Association (the **"AAA"**). If the AAA declines to arbitrate a dispute, or if the AAA is not available, the parties will agree to an alternative arbitrator, or have a court appoint a new arbitrator who meets the qualification criteria of an AAA-trained arbitrator. With respect to a Dispute pertaining to a construction issue that is not subject to arbitration under the Home Warranty, the arbitrator shall have at least ten years of construction arbitration experience.

12.4 Arbitration Rules. The arbitration shall proceed in accordance with the AAA's rules applicable to the Dispute. With respect to any portion of the Dispute pertaining to a construction issue that is not subject to arbitration under the Home Warranty, the arbitration shall proceed in accordance with the AAA's Home Construction Arbitration Rules. If those rules have been repealed or replaced at the time the arbitration claim is filed, the AAA's rules then most applicable to residential construction shall apply. However, Seller will be entitled to visually inspect and perform testing as to any component claimed to have a construction defect and no AAA rule shall apply if it is inconsistent with the provisions of this Agreement.

12.5 Additional Parties or Claims. Any Dispute involving claims against Seller's parent, subsidiaries, successor entities, future acquired entities or affiliated companies or any of their respective officers, directors, agents, employees, or representatives also shall be resolved through binding arbitration as set forth herein. Buyer and Seller agree that this arbitration agreement inures to the benefit of those parties. Further, either Buyer or Seller may join as a party to the arbitration any third party consultant, contractor, supplier, manufacturer, engineer, architect or other professional involved in the manufacture, design or construction of any part of the Property. Except as provided above, the parties agree that any arbitration shall be between only Buyer and Seller and shall not be joined or consolidated with the claims or arbitration of any other party unless specifically agreed to in writing by Buyer and Seller, and agree the arbitrator is not authorized to permit any consolidation or joinder with any other party. Buyer waives the right to institute or participate in a class or any other type of representative arbitration or any type of legal action as a member or representative of a class for any Disputes and agrees the arbitrator is not authorized to permit any class or representative arbitration.

12.6 Arbitration Process. Buyer or Seller shall begin the arbitration process by filing a demand for arbitration with the AAA and serving a copy of the demand on the other party. The failure to initiate arbitration at any particular time shall not be considered a waiver of the right to compel arbitration of a Dispute. The only way this right to arbitrate claims may be waived is by a written agreement among the parties. To the extent not inconsistent with the FAA, all provisions of this paragraph are subject to the general qualification that state laws, requirements and rules, including, but not limited to, state filing limitations (such as statute of limitations and statutes of repose), may affect how and when arbitration may be initiated and administered. The following is a brief description of the steps to initiate arbitration and the arbitration process:

(a) Step 1 – Filing a Request. The party initiating arbitration must notify the AAA in writing of the request for arbitration under the terms of this Agreement. If Seller initiates arbitration, Seller will pay the AAA's filing fee. If Buyer initiates arbitration, Buyer will pay the lesser of 1/2 of the AAA filing fee or the amount provided by the AAA rules and Seller will pay the other 1/2 or remainder. All other AAA arbitration fees and costs shall be paid in accordance with the applicable AAA fee schedule.

(b) Step 2 - Hearing. The arbitration will be held at a location agreed to by the parties, usually in the metropolitan area where the Property is located. The hearing typically will be scheduled by the arbitrator at a time mutually agreeable to all parties. At the hearing, the arbitrator will hear and consider evidence presented by all parties. If a party timely notifies the AAA of a request for a record of the hearing prior to the earlier of the hearing date or the date in the AAA's rules, if specified, the arbitrator will preserve all evidence presented at the arbitration. Oral evidence will be preserved in a manner that

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it can be converted into a written transcript. The costs of the record will be paid by the party requesting the record or shared equally among the parties requesting a copy.

(c) Step 3 - Award. The arbitrator's award will decide the relief to be awarded and, if the Dispute relates to a construction issue that is not subject to arbitration under the Home Warranty, and if requested by a party, the scope and manner of correction. The arbitrator's award shall be consistent with this Agreement, based on applicable law (except to the extent the FAA overrides and preempts state, local or other law), and shall include findings of fact and conclusions of law. If permitted by the AAA rules, either party may request a written explanation of the award. Each party shall bear its own attorney's fees and expenses (including without limitation the costs and fees of any expert witnesses) in the arbitration, any confirmation proceeding and any appeal. Arbitrator compensation, expenses, and administrative fees (which include filing and hearing fees) shall not be subject to reallocation.

(i) Appeal. Each party shall have the right to appeal the arbitrator's award to the AAA by filing a written notice with the AAA (with a copy to the other party) within 30 days of the date of the arbitrator's award. The party appealing the award shall pay the fees necessary to initiate the appeal. If both sides appeal, the fees shall be split 50/50. The notice of appeal must include the specific items the party seeks to change in the award and the supporting facts and law. The appeal shall be heard by a panel of three arbitrators from the AAA. The appeal shall be conducted in accordance with the applicable rules of the AAA and provisions of this Section as if the claim was being initially filed with the AAA, except that: (i) the only issues to be determined on appeal are the issues described in the notice of appeal and any issues raised by the non-appealing party in response to the issues in the notice of appeal, (ii) the arbitrators' award on appeal shall be final, binding and non-appealable, and (iii) no new evidence shall be accepted or considered by the arbitrators.

(ii) Award after Appeal. The award of the arbitrator shall be final, subject to appeal as provided above. If a notice of appeal from the initial hearing is not received by the AAA within 30 days after the date of the initial award, then the initial award shall be final. Once the award is final, it will be binding on and enforceable against the parties, except as modified, corrected, or vacated according to the applicable arbitration rules and procedures or to the extent not inconsistent with the FAA or applicable state law. Either party may present the final award to any court having jurisdiction over the Dispute to enter that award as a judgment of the court.

(d) Step 4 - Repairs. To the extent the award pertains to a construction issue that is not subject to arbitration under the Home Warranty and requires Seller to make repairs, then unless designated otherwise in the award (and unless appealed), Seller will, within 10 days after a final award, elect to either perform the correction awarded by the arbitrator or, at Seller's option, pay Buyer the reasonable cost of such correction. If Seller elects to perform a correction under an award, Seller will complete the correction within 60 days after a final award or as may be specified by the arbitrator. If the correction cannot be completed in that time, the arbitrator must grant reasonable additional time to make the correction. If Buyer believes that the correction was not performed satisfactorily or in a timely manner, Buyer may have those issues determined in a later arbitration. If the cost of correction is not specified in the award and Seller elects to pay Buyer the reasonable cost of the correction, Buyer may have the amount of that payment reviewed in a later arbitration.

12.7 Expenses. Except as stated above, each party shall bear its own attorney's fees and other expenses incurred in connection with a Dispute. However, if a party to this Agreement files a court action in violation of this Section 12 and the other party is required to compel arbitration by filing a motion with the court, the court shall award the moving party its court costs and reasonable attorneys' fees incurred in connection with the motion.

Buyer's Initials:	CW					
	Arrived Holdings, Inc.					

13. GENERAL.

12.1 Binding Agreement; Assignment. This Agreement is binding upon Buyer and Seller and their respective heirs, executors, administrators and successors. This Agreement may not be assigned by Buyer without the written consent of Seller. Any attempted assignment by Buyer without Seller's written consent shall be of no force or effect.

12.2 Multiple Buyer Parties. If "Buyer" under this Agreement includes more than one person or entity, then each person signing as a Buyer party will be jointly and severally liable hereunder for the obligations and actions of each Buyer party. Seller will have the right to rely on the signature of any Buyer party as having the authority to bind all Buyer parties with respect to all matters relating to this Agreement. Any communication from a Buyer party, orally, electronically or in writing, will be binding on all Buyer parties. No Buyer party may use the failure of one or more Buyer parties to join in the execution of an amendment or other document as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section.

12.3 Notices. Except as otherwise set forth in this Agreement, all notices must be in writing and must be given by (a) hand delivery or courier service, (b) mail (registered, certified, or first class, with postage pre-paid), or (c) overnight delivery service, addressed to Buyer or Seller at the address for the applicable party in Section 1 of this Agreement. Notices sent by mail will be deemed to be given and received on the earlier of the actual receipt or 3 days after deposit in a post office or official depository of the United States postal service. Notices sent by hand delivery, courier service or overnight delivery service will be deemed given and received upon actual or first attempted delivery of the notice. If "Buyer" under this Agreement includes more than one person or entity, then notice to any Buyer party will constitute notice to all Buyer parties. Notice may be sent by a party or such party's legal counsel.

12.4 Time of the Essence. Time is of the essence for every provision of this Agreement, including without limitation Buyer's performance of all of Buyer's obligations to close the purchase of the Property on the Closing Date.

12.5 Buyer's Performance. Buyer understands that Seller will construct the Home using Seller's standard construction and contract processes and procedures. Buyer agrees to: (i) make choices or take other actions required of Buyer under this Agreement within the indicated time frames; (ii) communicate with Seller's designated representatives to perform certain aspects of this Agreement, such as Seller's designated field manager, sales consultant, closing administrator or other representatives of Seller; (iii) not engage in harassing, abusive, foul, threatening, offensive or otherwise inappropriate behavior towards Seller's personnel or contractors; (iv) communicate Buyer's acceptance or approval of work which complies with this Agreement or the plans and specifications referenced herein; and (v) not take any action that impedes, obstructs or interferes with the performance of Seller under this Agreement. After Closing, if Buyer requests service under the Home Warranty, Buyer will provide Seller's personnel and contractors with access to the Home during Seller's normal working hours and cooperate with them during the process of investigating and, if applicable, correcting the warranty issue. If Buyer or other occupants of the Home impede, obstruct or interfere with the efforts of Seller's personnel or contractors to provide warranty service, or engage in harassing, abusive, foul, threatening, offensive or otherwise inappropriate behavior towards Seller's personnel or contractors, then Seller will be relieved from its obligation to provide such warranty service.

12.6 Agency. Seller's sales consultants and other employees solely represent Seller. If Buyer has engaged any real estate agent, broker or other party to represent Buyer in this transaction, Buyer will be solely responsible for compensating such party, unless and to the extent Seller has agreed in writing to compensate such party.

12.7 Independent Contractors. Buyer understands Seller may refer Buyer to vendors or companies who provide real estate or other services designed to assist Buyer in purchasing or moving into the Home or with services related to the Home. Those companies are independent contractors and are not affiliated with Seller or its affiliates. Any warranties or representations for such services are warranties and representations given by the independent contractors only and not by Seller or its affiliates. Seller will not be responsible for the quality of any products or services provided by those companies.

[redacted]

12.8 Dates. If the final day of a period or date of performance under this Agreement falls on a Saturday, Sunday or federal holiday, then the final day of any such period or date of performance will be deemed to be the next day which is not a Saturday, Sunday or federal holiday.

12.9 No Investment Representation. None of Seller's employees or representatives is authorized to make any representation regarding economic benefits to be derived from this transaction. Economic benefits to be derived from purchasing a home will vary depending upon many factors, including market conditions and individual circumstances. Buyer may not rely on any statement made by any employee or representative of Seller regarding economic benefits of buying a home, but should instead rely only upon Buyer's own judgment and the advice of Buyer's attorneys, accountants and other advisors.

12.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and the remainder of this Agreement shall remain in full force and effect and shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement. In lieu of any such illegal, invalid or unenforceable provision, there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any item, term or provision contained in this Agreement is in conflict with any applicable federal, state or local laws, this Agreement shall be affected only as to its application to such item, term or provision, and shall in all other respects remain in full force and effect.

12.11 Amendments; No Waiver. This Agreement may be amended or modified only by a written instrument executed by Buyer and an authorized agent of Seller (Buyer understands Sales Consultants and Field Managers are not authorized employees of Seller to execute amendments). Except as stated in this Agreement, no party shall be deemed to have waived any provision of this Agreement unless such waiver is stated in writing and signed by the party against whom enforcement of the waiver is sought. The waiver of a breach of any provision of the Agreement shall not constitute a waiver of that provision or a waiver of a future breach of that or any other provision.

12.12 Governing Law/Venue. Any arbitration or litigation arising out of this Agreement shall be conducted in the state, county and city in which the Property is located and shall apply the law of the state in which the Property is located.

12.13 Counterparts; Electronic Execution. This Agreement may be executed in counterparts, all of which together will constitute this Agreement. This Agreement may be signed and transmitted electronically; the signature of any person on an electronically transmitted copy hereof will be considered an original signature; and an electronically transmitted copy hereof will have the same binding effect as an original signature on an original document. No party may raise the use of electronic mail or the fact that any signature was transmitted by electronic mail or other electronic means as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section.

12.14 No Recordation. Neither this Agreement nor a memorandum or other notice of this Agreement may be recorded in the land records or other public records of the jurisdiction in which the Property is located or in any other jurisdiction. This subsection is a specific directive to the officials of such jurisdiction not to record this Agreement or a memorandum or other notice of this Agreement.

14. COMMUNITY DOCUMENTS. The documents marked below are **"Community Documents"** that apply to the Property and have been provided to Buyer or made available for Buyer's review prior to Buyer's execution of this Agreement.

[X]	Articles of Incorporation of Community/Homeowners Association	[ ]	Acknowledgment of Assessments
[X]	Bylaws of Community/Homeowners Association	[ ]	Club Membership Documents
[X]	Declaration of Covenants, Conditions and Restrictions for Community/Homeowners Association	[X]	Design Guidelines
[ ]	Supplemental Declaration	[ ]	Golf Course Disclosure
[ ]	Condominium Declaration	[ ]	

Buyer's Initials:	DS CW					
	Arrived Holdings, Inc.					

If documents marked above indicate the Property is subject to a declaration, indenture or covenants for a community, homeowners or condominium association (**"Association"**), then Buyer agrees that by accepting title to the Property Buyer will be obligated to be a member of the Association and agrees that Buyer and the Property will be subject to the bylaws, rules, restrictions, obligations, encumbrances and other terms and conditions contained in the Community Documents pertaining to the Association and in the Association's other governing documents referred to in the Community Documents. Buyer understands the Association has the right to charge the owner of the Property for assessments and other charges as provided by the Association's governing documents. Those charges may include, without limitation, transfer fees, resale certification fees, capitalization charges and reserve contributions. Certain charges may be due by Buyer at Closing.

15. ADDENDA. Buyer acknowledges that, prior to Buyer's execution of this Agreement, Buyer received or Buyer had the opportunity to review each of the documents marked below. Each document marked below is considered an "addendum" to this Agreement and is incorporated by reference into and made a part of this Agreement.

Required Addenda and Disclosures:

[X]	Affiliated Business Arrangement Disclosure (Mortgage)	[X]	Financing Addendum
[X]	Affiliated Business Arrangement Disclosure (Insurance)	[X]	Floor Plan, Elevation and Features List for Home
[ ]	Affiliated Business Arrangement Disclosure (Title)	[X]	Summary of Important Dates
[X]	Affiliate Incentive Addendum	[X]	Job Initiation Order/Change Order
[X]	Beware of Cybercrimes	[X]	TN Community Disclosure

Additional Addenda:

[X]	Acknowledgement of No Solicitation	[ ]	IRS 1031 Exchange
[ ]	Age Verification Addendum	[ ]	Lot Not Owned Addendum
[X]	Building Inspection Addendum	[ ]	Model Home Sale Addendum
[ ]	Cash Incentive Addendum	[ ]	Nonresident Addendum – California Residents
[ ]	Cash Prepayment Discount Addendum	[ ]	Nonresident Addendum – New Jersey Residents
[X]	Commission Agreement and Certification	[ ]	Nonresident Addendum – New York Residents
[X]	Community Disclosure Addendum	[ ]	Notice of Assumed Name

[ ]	Condominium Addendum	[ ]	Radon Testing
[ ]	Contingency Addendum	[ ]	Smart Home Components Addendum
[ ]	FHA Addendum	[ ]	Started/Completed Home Addendum
[ ]	Home Energy Ratings Addendum	[ ]	VA Addendum
[ ]	Home Equity Conversion Mortgage Amendment	[ ]	______________________
[ ]	______________________	[ ]	______________________

Buyer's Initials:	[redacted]					
	Arrived Holdings, Inc.					

16. THIS AGREEMENT; ENTIRE AGREEMENT. The term "this Agreement" as used herein means this Home Purchase Agreement, the JIO, each addendum and other document incorporated by reference into this Home Purchase Agreement, and any amendment hereafter executed by Buyer and Seller. This Agreement constitutes the entire agreement and understanding between Buyer and Seller and neither Buyer nor Seller will be bound by any understanding, statement, agreement, promise or representation, express or implied, written or oral, which is not expressly set forth in this Agreement. Buyer has listed below any understanding, agreement, promise or representation by Seller or its employees or representatives that is not specifically stated in this Agreement and upon which Buyer is relying in purchasing the Property:

[X] None.

[ ] The following additional understandings, promises or representations should be set forth in this Agreement:

____

Initials:	[redacted]					[redacted]
	Arrived Holdings, Inc.					Seller

17. SELLER'S SIGNATURE REQUIRED; LEGALLY BINDING AGREEMENT. THIS AGREEMENT WILL NOT BE BINDING UNTIL EXECUTED BY BUYER AND AN AUTHORIZED EMPLOYEE OF SELLER (SELLER'S SALES CONSULTANTS ARE NOT AUTHORIZED EMPLOYEES TO EXECUTE THIS AGREEMENT OR ANY AMENDMENT OR ADDENDUM HERETO). BUYER SHOULD READ AND UNDERSTAND ALL PROVISIONS BEFORE SIGNING. IF BUYER DOES NOT UNDERSTAND ANY PROVISION, BUYER SHOULD SEEK LEGAL ADVICE.

BUYER:

DocuSigned by: Cameron Wu
37A8D731EBF644D...

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

SELLER: Pulte Homes Tennessee Limited Partnership

[redacted]

By: 74EB301E5C7645C...

Its: Authorized Agent

Date: 1/21/2022

Equal Housing Opportunity

"We are pledged to the letter and spirit of U.S. policy for the achievement of equal housing opportunity throughout the Nation."

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing
Community Number: 7246

HPA No. HB00553025

RECEIPT

Conventional Financing, FHA Financing, or Cash:	Make checks payable to Pulte Homes Tennessee Limited Partnership

VA Financing:	Make checks payable to: Foundation Title & Escrow

Date: 01/19/2022

Received from: Arrived Holdings, Inc.

Address: 500 Yale Ave N
Seattle, WA 98109

Check #: E-Pay in the amount of $ 7500.00

Representing:

- [X] Initial Earnest Money Deposit.
- [ ] Additional Earnest Money Deposit
- [ ] Deposit for Options/Upgrades
- [ ] ______________________
- [ ] ______________________

Checks will be deposited upon receipt.

Received by: [redacted]

1/19/2022

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE STATEMENT

Pulte Mortgage LLC dba Pulte Mortgage

Seller/Owner: Pulte Homes Tennessee Limited Partnership

Buyer: Arrived Holdings, Inc.

The purpose of this Disclosure Statement is to provide Buyer notice that Pulte Homes Tennessee Limited Partnership ("**Seller**") has a business relationship with Pulte Mortgage LLC dba Pulte Mortgage ("**Pulte Mortgage**"). Seller and Pulte Mortgage are under the common ownership or control of PulteGroup, Inc. Because of this relationship, this referral may provide Seller a financial or other benefit.

Pulte Mortgage offers residential mortgage loans. Set forth below are the estimated charges or range of charges by Pulte Mortgage for the settlement services listed. Buyer is NOT required to use Pulte Mortgage as a condition for the purchase of the Property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. BUYER IS FREE TO SHOP AROUND TO DETERMINE THAT BUYER IS RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Settlement Service	Estimated Range of Charges
Origination Fee	0% of loan amount
Discount Points	-0- to 10 points
Underwriting Fee	$550.00
Application Fee	$550.00
Second Mortgage Fee	NA
Credit Report Fee	$113.25
Appraisal Fee	$425-$700
Tax Service Fee	$68.00
Final Inspection or Lender Certification Fee	$125- $225
Processing Fee	$550.00
Flood Certificate	$11.50
MERS Registration	$24.95

ACKNOWLEDGEMENT: Buyer has read this Disclosure Statement, and understands that Seller is referring Buyer to purchase the above-described settlement services from Pulte Mortgage and that Seller may receive a financial or other benefit as a result of this referral.

Dated: 01/19/2022

BUYER:

DocuSigned by:
[redacted]
37A80731EBF644D...

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

NT_ABA_Disclosure_Mortgage_Nashville_4.0_072516

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE STATEMENT
Homeowners' Insurance

Seller/Owner: Pulte Homes Tennessee Limited Partnership

Buyer: Arrived Holdings, Inc.

The purpose of this Disclosure Statement is to provide Buyer notice that Pulte Homes Tennessee Limited Partnership (**"Seller"**) has a business relationship with Pulte Insurance Agency, Inc. (the **"Agency"**). Seller and Agency are both wholly owned affiliates of PulteGroup, Inc. Because of this relationship, this referral may provide Seller a financial or other benefit.

The Agency is an insurance agent which provides, among other products, homeowner's and flood insurance. Buyer may receive an insurance quote on the Property from the Agency. Set forth below is an estimated charge or range of charges for the settlement services listed. Buyer is NOT required to use Agency as a condition for the purchase of the Property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. BUYER IS FREE TO SHOP AROUND TO DETERMINE THAT BUYER IS RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Settlement Service	Estimated Range of Charges - Annual Premium
Homeowner's Insurance	.2% - 2.5% of Home Price
Flood Insurance	.1% - 1.0% of Home Price

ACKNOWLEDGEMENT: Buyer has read this Disclosure Statement and understands that Seller is referring Buyer to purchase the above-described settlement services from Agency and that Seller may receive a financial or other benefit as a result of this referral.

Dated: 01/19/2022

BUYER:

[redacted]
37A8D731EBF644D...

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. H

AFFILIATE INCENTIVE ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

HOW TO GET THE "AFFILIATE INCENTIVE": To take advantage of Seller's Affiliate Incentive program, Buyer must do each of the following:

- Finalize all color selections and options 14 days after the date Buyer signs the Agreement and do not make any changes, additions or deletions thereafter.
- Deliver to Pulte Mortgage a completed loan application for a loan from Pulte Mortgage within 3 days after the date Buyer signs the Agreement.
- Submit any additional information requested by Pulte Mortgage in connection with the loan or the Closing within 3 days after the date requested.
- Close the purchase of the Home by financing the purchase of the Home with Pulte Mortgage as either the lender or broker for the loan transaction.

WHAT THE AFFILIATE INCENTIVE PROVIDES: If Buyer satisfies all of the above requirements, then, at Closing, Buyer will be eligible to receive from Seller a total affiliate incentive in an amount up to $5000.00, which Buyer may use to pay any one or more of the following:

- Closing Costs as defined in Section 8.6 of the Agreement

The amount of the "Other Sales Program Amount" set forth in the JIO or Change Order includes the portion of the above affiliate incentive allocated to pay Closing Costs. The amount of the "Sales Program" set forth in the JIO or Change Order includes the portion of the above affiliate incentive allocated to pay options or upgrades to the Home. Certain loan programs may limit or prohibit the use of incentives. Any portion of an affiliate incentive not used toward an item described above will be automatically forfeited.

The lender Buyer chooses to finance the Home purchase is Buyer's sole decision. Buyer is not obligated to use Pulte Mortgage or participate in Seller's Affiliate Incentive program. By signing below, Buyer acknowledges receiving, prior to signing this Addendum, a notice regarding the affiliation between Seller and Pulte Mortgage, if applicable. Buyer understands that the only consequence of not using Pulte Mortgage or participating in the Affiliate Incentive program is that Buyer will not be eligible for the affiliate incentive described above.

DOES BUYER WISH TO PARTICIPATE IN SELLER'S AFFILIATE INCENTIVE PROGRAM?

[ ] Yes, Buyer elects to participate in Seller's Affiliate Incentive program and agrees to satisfy the conditions listed above as a condition to receiving the affiliate incentive described above.

[x] No, Buyer does not wish to participate in Seller's Affiliate Incentive program. Buyer understands the only result of this choice is Buyer will not be eligible to receive the affiliate incentive described above.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc. HPA No. HB00553025
Lot: 01700

Rucker Landing

FINANCING ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. **PAYMENT**. Buyer elects to pay the Total Purchase Price as follows ***(choose one):***

   [x] **Cash** - Buyer will pay cash for the Property. Within 5 business days of a request by Seller, Buyer agrees to provide Seller evidence that Buyer will have the cash required to Close the purchase of the Property on the date Seller reasonably anticipates that Closing will occur.

   [ ] **Mortgage Loan** - Buyer will obtain the following type of mortgage loan for the Property ***(choose one):***

   [ ] CONV [ ] FHA [ ] VA

2. **LENDER**. If Buyer has selected above that Buyer will obtain a mortgage loan, then Buyer selects the following lender from which Buyer will seek a loan ***(choose one)***:

   [ ] **Pulte Mortgage** - Seller encourages buyers to use Seller's affiliated mortgage company, Pulte Mortgage, LLC (**"Pulte Mortgage"**). Seller's experience has shown that using Pulte Mortgage enables a smooth and timely closing. Buyer acknowledges that Seller disclosed to Buyer that (i) Pulte Mortgage is a company affiliated with Seller, (ii) Buyer is not obligated to use Pulte Mortgage, although Seller may offer certain incentives to Buyer if Buyer chooses to use Pulte Mortgage to finance the purchase of the Property, and (iii) Buyer is entitled to choose a lender of Buyer's own selection. By checking this box, Buyer authorizes Seller to share Buyer's information with Pulte Mortgage so Pulte Mortgage may provide financing information to Buyer. Buyer may change his or her mind at any time and withdraw Buyer's consent for Seller to share Buyer's information with Pulte Mortgage by providing notice as follows which will be effective 5 business days after receipt:

   MAIL: Pulte Opt Out, P.O. Box 5278, Denver, CO 80217-5278; or
   EMAIL: privacy@pulte.com

   Please include "Pulte Opt Out" in the subject line of your email. Please include your name, contact information and the "HPA No." (appears in the upper right hand corner of this page) in your mail or email notice.

   [ ] **Other lender** (provide information below):

   Name:
   Address:
   Phone/Email:
   Contact Person:

3. **LOAN APPLICATION AND APPROVAL**. If Buyer has selected above that Buyer will obtain a mortgage loan, then Buyer shall apply for a loan and seek loan approval as follows:

   a. **Loan Application**. Within 3 days after the date Buyer executes this Addendum, Buyer shall submit an application to Buyer's lender selected above for any loans desired by Buyer (collectively, the **"Loan Application"**). Buyer agrees to provide Buyer's lender with all supporting documentation requested by the lender within 3 days after such request.

   b. **Notice of Conditional Loan Approval**. Buyer shall use good faith efforts to obtain as soon as possible a written statement from Buyer's lender stating Buyer has been approved for a loan in the amount requested by Buyer pursuant to the Loan Application and specifying all conditions necessary for the lender to fund the loan (**"Notice of Conditional Loan Approval"**). Buyer shall promptly deliver or have its lender deliver a copy of the Notice of Conditional Loan Approval to Seller. Buyer authorizes its mortgage lenders and/or mortgage brokers to disclose to Seller and Closing Agent information and documents regarding the progress, status and conditions of the Loan Application and Notice of Conditional Loan Approval.

   c. **No Loan Approval; Right to Terminate**. If Buyer is unable to obtain a Notice of Conditional Loan Approval and Buyer is not in default under the Agreement or this Addendum, then Buyer may terminate the Agreement by delivering notice thereof to Seller and the Deposits (excluding any nonrefundable Deposits for options or upgrades) will be returned to Buyer. However, once Buyer obtains a Notice of Conditional Loan Approval, Buyer will no longer have any right to terminate the Agreement or receive a return of the Deposits pursuant to the preceding sentence, even if (a) Buyer is subsequently unable to satisfy any conditions necessary for the lender to fund the loan, (b) Buyer is unable to obtain final loan approval, or (c) Buyer elects to terminate Buyer's loan application prior to Closing or otherwise chooses for any reason not to proceed with the closing of Buyer's loan.

   d. **Loan Approval Deadline**. If Buyer has not delivered a Notice of Conditional Loan Approval to Seller on or before the date 30 days after the date of Buyer's execution of the Agreement (**"Loan Approval Deadline"**), then, at any time thereafter, Seller may (a) terminate the Agreement by delivering written notice thereof to Buyer, or (b) deliver to Buyer a notice of financing deficiency (**"Financing Deficiency Notice"**). If Seller delivers a Financing Deficiency Notice to Buyer, Buyer shall have 3 business days after Buyer's receipt thereof in which to provide Seller with (i) a Notice of Conditional Loan Approval, or (ii) written notice of Buyer's election to terminate the Agreement. If Seller terminates the Agreement as provided in clause (a) above or Buyer terminates the Agreement as provided in clause (ii) above, then the Agreement will terminate immediately upon receipt of such party's notice of termination, Seller will be released from any further liability or obligation related to the Agreement, and, provided Buyer is not in default under the Agreement, Seller shall refund the Deposits (excluding any nonrefundable

[redacted]

Deposits for options or upgrades) paid by Buyer. If Buyer fails to timely respond to the Financing Deficiency Notice by acting as set forth in clauses (i) or (ii) above, then (x) Buyer will no longer have any right to terminate the Agreement as described in clause (ii) above or any right to receive a return of the Deposits pursuant to the preceding sentence, and (y) at any time prior to Buyer delivering a Notice of Conditional Loan Approval to Seller, Seller may declare Buyer in default under the Agreement.

e. **No Adverse Action**. Buyer agrees to diligently pursue the satisfaction of all conditions set forth in the Notice of Conditional Loan Approval and agrees to maintain the validity of the Notice of Conditional Loan Approval from the date obtained by Buyer until the Closing. Further, Buyer agrees not to take any action (or fail to act) the consequence of which might adversely affect Buyer's Loan Application or Notice of Conditional Loan Approval, or delay Closing. At any time after the Loan Approval Deadline, Seller may request that Buyer provide Seller reasonable proof that Buyer's Notice of Conditional Loan Approval remains valid so that Buyer will be able to obtain the loan(s) on the date Seller reasonably anticipates that the Closing will occur (e.g., a letter from Buyer's lender). Buyer shall provide Seller such proof within 5 business days of Seller's request.

f. **Buyer's Obligation to Notify Seller**. Within 3 days after receipt thereof, Buyer shall provide Seller a copy of any correspondence from Buyer's lender that (i) lender has approved making a loan to Buyer (even if subject to conditions), (ii) Buyer has failed to qualify for, or been otherwise denied, a loan, or (iii) the approval or approval conditions of Buyer's loan have changed from that reported in any prior correspondence. Buyer shall notify Seller of any reason that substantially impairs Buyer's ability to perform under the Agreement, within 3 days of Buyer becoming aware of such reason.

g. **Seller Not Providing Loan**. Buyer acknowledges that Seller is not a lender, does not provide mortgage loans, and has not agreed to provide Buyer with a loan. Buyer agrees that neither Seller nor any employee or agent of Seller has made any agreement or representation, or given Buyer any assurance, that Buyer will be eligible for, qualify for, or receive, a loan, a particular interest rate, or any particular loan term. Buyer shall rely only upon loan information provided to Buyer by Buyer's lender and Buyer understands that all loan terms and other arrangements pertaining to any loan financing will be solely between Buyer and Buyer's lender. This Addendum does not constitute a loan application, a loan approval or a loan commitment by Seller or any lender. Unless otherwise specified in the Agreement or required by applicable law, Buyer will be responsible for all costs and fees related to Buyer's financing.

h. **Changing Lender/Loan Program**. Buyer acknowledges a change of lender or loan terms may result in a delay of Closing, which may subject Buyer to the rights and remedies of Seller as provided in Sections 8.8 and 10.1 of the Agreement.

i. **Interest Rate Lock**. Buyer understands interest rates fluctuate according to market conditions. If Buyer desires to lock in an interest rate, it is Buyer's responsibility to obtain an interest rate lock from Buyer's lender.

j. **Appraised Value of Options**. Buyer acknowledges that the appraised value of the Property (or the amount of any loan) may not increase in direct proportion to the price increase attributable to the addition of some options, upgrades or premiums. If the appraised value of the Property (or the amount of any loan) does not correspondingly increase, Buyer will be responsible for payment of any shortfall in cash at Closing.

4. **TITLE AND SETTLEMENT/CLOSING SERVICES.** Seller encourages buyers to use Seller's preferred closing agent/title company/settlement provider, Foundation Title & Escrow, as the closing agent to provide title and settlement/closing services. Seller's experience has shown that using Foundation Title & Escrow enables a smooth and timely closing. Buyer is not obligated to use Foundation Title & Escrow and is entitled to choose a closing agent of Buyer's own selection.

Buyer selects the following person or company to be the **"Closing Agent"** under the Agreement ***(choose one):***

[x] **Foundation Title & Escrow**
Address: 277 Mallory Station Road, Suite 102 Franklin, TN 37067
Phone/Email: 615-269-7715 mainoffice@foundationtande.com
Contact Person: Cheryl A. Figlio

[ ] **Other title/settlement/closing company** (provide information below):

Name:
Address:
Phone/Email:
Contact Person:

The Closing Agent selected by Buyer shall provide title services and coordinate the Closing, including issuing to Buyer or causing the issuance to Buyer at Closing of an owner's title insurance policy for the Property. Buyer may contact the Closing Agent to select the company that will underwrite the owner's policy of title insurance for the Property.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot:Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

SUMMARY OF IMPORTANT DATES

This is a summary of certain important dates and obligations contained in the Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this summary has the meaning given to that term in the Agreement. If there is a conflict between the terms of this summary and the Agreement, the Agreement will prevail.

Buyer acknowledges that some of the key obligations and deadlines of Buyer contained in the Agreement are summarized below and agrees to comply with each obligation by taking the required action by the applicable due date.

Obligation/Action Required	Due Date	Calendar Date[1]
Initial Earnest Money - Buyer to deliver initial earnest money deposit (Section 3.2).	On the date Buyer signs Agreement	1/19/2022
Loan Application - Buyer to submit Loan Application to Buyer's lender (Financing Addendum).	Within 3 days after Buyer signs Agreement	1/22/2022
Loan Approval - Buyer to deliver "Notice of Conditional Loan Approval" to Seller (Financing Addendum).	Within 30 days after Buyer signs Agreement	2/19/2022
Evidence of Cash Availability [*Cash buyer only*] - Buyer to provide Seller with evidence Buyer will have cash required to Close the purchase of the Property (Financing Addendum).	Within 5 business days after Seller's request	1/24/2022
Option Selections (Section 5.1) • For a home to be constructed, Buyer to make final selections of all color choices and non-structural options and upgrades.	Within 14 days after Buyer signs Agreement	N/A
• If Buyer is purchasing a partially completed home, Buyer to make option selections (to the extent option selections are available).	Within 7 days after Buyer signs Agreement	N/A
• If Buyer is purchasing a completed home, no option selections will be available.	N/A	N/A
Option Deposits – Buyer to deliver additional Deposits for options/upgrades selected by Buyer (Section 5.1)	At time of option selection	N/A
Home Completion/Closing – Buyer must close the purchase of the Property on the Closing Date scheduled by Seller following substantial completion of the Home or as otherwise provided in the Agreement (Sections 8.2, 8.3 & 8.8).* * Seller encourages Buyer to contact its Sales Consultant for periodic updates on the status of construction. Notwithstanding Seller's estimate of substantial completion or any updates provided, Buyer understands actual completion and Closing may be prior to or after those estimated dates due to uncertainties in timing inherent in construction and factors outside Seller's control, such as weather, labor scheduling, supply delays, and municipal inspection schedules. Please see Section 8.3 of the Agreement.	Seller estimates the Home will be substantially completed and the Closing will occur during the following time period: March 2022-April2022	

[1] The column above titled "Calendar Date" is provided as a courtesy for Buyer to use to fill in and track the calendar dates of the due dates for Buyer's obligations set forth above. Accordingly, that column may be blank prior to and following the parties' execution of the Agreement and this summary. If any calendar date or other information inserted in that column conflicts with the due date for an obligation specified in the Agreement, the due date in the Agreement shall control.

Dated: 01/19/2022

BUYER:

DocuSigned by:
[redacted]

Arrived Holdings, Inc. — 1/19/2022 Date — ____________ Date

____________ Date — ____________ Date

____________ Date — ____________ Date

[redacted]

Pulte HOMES

HOME DELIVERY EXPECTATIONS

At the start of this exciting journey of building your dream home, we will provide a three-month closing date estimate. As construction progresses, your closing estimate will become narrower and more accurate. Closing timeframes will always be our best estimate based upon our build schedule and all of the information we have at that time. Approximately 3 weeks before your home's completion, our Closing Team will reach out with your tentative closing date. If at any time you have questions regarding your closing estimation window, please reach out to your community team.

- BUILD QUALITY (BQ) 1 - INTRODUCTION
- BQ 2 – FOUNDATION INSPECTION
- BQ 3 – FRAME INSPECTION
- BQ 4 – PRE-DRYWALL INSPECTION
- BQ 5 – ORIENTATION
- BQ 6 – INSPECTION
- BQ 7 – CONFIRMATION
- BQ 8 – CELEBRATION

HOMESITE # RL 017

HOMEOWNER INITIAL DS CW

INTRODUCTION PHASE

Here we go! Your community field team is quoting you a three-month delivery window estimate. This will allow us the needed time to prepare and submit a building permit and will enable us to begin ordering all the materials needed to build your new dream home!

ORIENTATION PHASE

We're getting closer! Congratulations – your house is starting to look like a home where you will make amazing memories for years to come.
At this stage we will be able to narrow down your closing estimate to a two-month window.

INSPECTION PHASE

We're in the home stretch! Your house is coming together beautifully. We will be putting the finishing touches on your home and ensuring that it meets our quality standards. At this stage we will be able to narrow your closing window down to a one month window.

CELEBRATION PHASE

Almost there! Our Closing Coordinator will reach out with your tentative close date approximately three weeks prior to your new Pulte Home delivery. It is a good idea to give yourselves a 5 day window for moving plans– movers, internet/-cable connections, appliance/-furniture deliveries, etc.

Visit us at Pulte.com

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

TN COMMUNITY DISCLOSURE ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 01/19/2022 (the "**Agreement**") entered into by and between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. Receipt of Documents and Information. Pursuant to Tenn. Code Ann. §66-5-213, Seller is required to disclose in writing if the Property is located in a Planned Unit Development and upon request, provide Buyer with a copy of the development's restrictive covenants, homeowner bylaws and master deed. This Property is located in a Planned Unit Development. Planned Unit Development is defined pursuant to Tenn. Code Ann. §66-5-213 as "an area of land, controlled by one (1) or more landowners, to be developed under unified control or unified plan of development for a number of dwelling units, commercial, educational, recreational or industrial uses, or any combination of the foregoing, the plan for which does not correspond in lot size, bulk or type of use, density, lot coverage, open space, or other restrictions to the existing land use regulations." Upon request, Seller shall provide Buyer copies of the development's restrictive covenants, homeowner bylaws and master deed.

Buyer hereby acknowledges receipt of the following documents:

INITIAL (as applicable)	
X	1. CC&Rs of the Homeowners Association
	2. Condominium Declaration
X	3. Articles of Incorporation of the Homeowners Association
	4. Articles of Incorporation of the Condominium Association
X	5. Bylaws of the Homeowners Association
	6. Bylaws of the Condominium Association
	7. Architectural Guidelines of Master Association
X	8. Architectural Guidelines of Homeowners Association
	9. Architectural Guidelines of Condominium Association
	10. Rules and Regulations of Master Association
	11. Rules and Regulations of Homeowners Association
	12. Rules and Regulations of Condominium Association
	13. Notice(s) of Special Tax, if applicable (List each Notice) ______
	14. Other: ______
	15. Other: ______

ALL OF THE ABOVE-MENTIONED DOCUMENTS ARE IMPORTANT TO BUYER'S PURCHASE OF THE PROPERTY. BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS RECEIVED ALL OF THE ABOVE DOCUMENTS AND HAD THE OPPORTUNITY TO READ THEM PRIOR TO EXECUTING THE AGREEMENT.

2. Impact Fees or Adequate Facilities Taxes Disclosure. Pursuant to Tenn. Code Ann. §66-5-211, in transfers involving the first sale of a dwelling, the owner of residential property shall furnish to Buyer a statement disclosing the amount of any impact fees or adequate facilities taxes paid to any city or county on any parcel of land subject to transfer by sale, exchange, installment land sales contract, or lease with an option to buy.

For the purpose of this section, unless the context otherwise requires:

(1) "Adequate facilities tax" means any privilege tax that is a development tax, by whatever name, imposed by a county or city, pursuant to any act of general or local application, on engaging in the act of development;

(2) "Development" means the construction, building, reconstruction, erection, extension, betterment, or improvement of land providing a building or structure, or the addition to any building or structure or any part of any building or structure, that provides, adds to, or increases the floor area of a residential or nonresidential use; and

(3) "Impact fee" means a monetary charge imposed by a county or municipal government pursuant to any act of general or local application, to regulate new development on real property. The amount of impact fees is related to the costs resulting from the new development and the revenues for this fee are earmarked for investment in the area of the new development.

Seller has paid $1783.00 in adequate facilities tax and/or impact fee on the Property.

3. Injection Well Disclosure. Pursuant to Tenn. Code Ann. §66-5-212, Seller is required to disclose, in writing, the presence of any known exterior injection well on the Property, whether Seller has knowledge that any single family residence on the Property has ever been moved from an existing foundation to another foundation, whether Seller has knowledge of any percolation tests or soil absorption rates performed on the Property that are determined or accepted by the Tennessee Department of Environment and Conversation and the results of said tests and/or rates.

CHECK ALL THAT APPLY

Yes	No	Unknown		
☐	X	☐	1.	Seller knows of the presence of an exterior injection well on the Property.
☐	X	☐	2.	Seller knows that a single family residence located on Property has been moved from an existing foundation to another foundation.
☐	X	☐	3.	Seller knows of a percolation test(s) that has been performed on the Property that is determined or accepted by the Tennessee Department of Environment and conservation. If yes, results of test(s) are attached.
☐	X	☐	4.	Seller knows of soil absorption rate(s) that has been performed on the Property that is determined or accepted by the Tennessee Department of Environment and Conservation. If yes, results of rate(s) are attached.
☐	X	☐	5.	Seller knows of a sinkhole(s) present on the Property. A sinkhole is defined pursuant to Tenn. Code Ann. §66-5-212(c) as "a subterranean void created by the dissolution of limestone or dolostone strata resulting from groundwater erosion, causing a surface subsidence of soil, sediment, or rock and is indicated through the contour lines on the Property's recorded plat map."

4. Residential Property Disclosure Exception. The undersigned Seller of the Property does hereby notify Buyer that said Property is being offered without a Residential Property Condition Disclosure Statement as provided by the Tennessee Residential Property Disclosure Act. This transfer is excluded under Tenn. Code Ann. §66-5-209 in light of the fact that this is a transfer involving the first sale of a dwelling provided that the Seller offers a written warranty.

BUYER'S ACKNOWLEDGEMENT OF RECEIPT OF THIS ADDENDUM: Buyer acknowledges that Buyer has received and read this Addendum and that Buyer agrees to waive any rights or remedies Buyer may otherwise have now or in the future with respect to the matters set forth in this Addendum. Buyer also realizes that this Addendum contains important information affecting Buyer's rights and obligations and Buyer has been familiarized with its contents. Buyer agrees that the acknowledgments, waivers, and disclaimers herein shall survive the Closing.

THIS IS A LEGALLY BINDING DOCUMENT. READ IT CAREFULLY BEFORE SIGNING.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 01/19/2022		01/19/2022
	01/19/2022		01/19/2022
	01/19/2022		01/19/2022

CONFIRMATION OF AGENCY STATUS

Every real estate licensee is required to disclose his or her agency status in a real estate transaction to any buyer or seller who is not represented by an agent and with whom the Licensee is working directly in the transaction. The purpose of this Confirmation of Agency Status is to acknowledge that this disclosure occurred. Copies of this confirmation must be provided to any signatory thereof. As used herein, "Seller" includes sellers and landlords; "Buyer" includes buyers and tenants. Notice is hereby given that the agency status of this Licensee (or Licensee's company) is as follows in this transaction:

The real estate transaction involving the property located at: 4434 Jack Faulk Street Murfreesboro , TN 37127

PROPERTY ADDRESS

SELLER NAME: Pulte Homes Tennessee Limited Partnership	**BUYER NAME: Arrived Holdings, Inc.**
LICENSEE NAME: Jill Carter	LICENSEE NAME: Susanne Flynn
in this consumer's current or prospective transaction, serving as:	is in this consumer's current or prospective transaction, serving as: is
☐ **Transaction Broker or Facilitator** (not agent for either party)	☐ **Transaction Broker or Facilitator** (not agent for either party)
☐ **Seller is Unrepresented**	☐ **Buyer is Unrepresented**
☐ **Agent for the Seller**	☐ **Agent for the Buyer**
X **Designated Agent for the Seller**	☒ **Designated Agent for the Buyer**
☐ **Disclosed Dual Agent (for both parties), with the consent of both the buyer and seller in this transaction**	☐ **Disclosed Dual Agent (for both parties), with the consent of both the buyer and seller in this transaction**

This form was delivered in writing, as prescribed by law, to any unrepresented buyer **prior to the preparation of any offer to purchase,** OR to any unrepresented seller **prior to presentation of an offer to purchase;** OR (if the Licensee is listing a property without an agency agreement) **prior to execution of that listing agreement.** This document also serves as confirmation that the Licensee's Agency or Transaction Broker status was communicated orally before any real estate services were provided and also serves as a statement acknowledging that the buyer or seller, as applicable, was informed that any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for such violation set out in Tenn. Code Ann. § 62-13-313(e) with the Tennessee Real Estate Commission, 710 James Robertson Parkway, 3rd Floor, Nashville, TN 37232, PH: (615) 741-2273. **This notice by itself, however, does not constitute an agency agreement or establish any agency relationship.**

By signing below, parties acknowledge receipt of confirmation of Agency relationship disclosure by Realtor® acting as Agent/Broker OR other status of Seller/Landlord and/or Buyer/Tenant pursuant to the National Association of Realtors® Code of Ethics and Standards of Practice.

DocuSigned by: [redacted] /19/2022

[redacted] 1/19/2022 ate — Arrived Holdings, Inc. 01/19/2022
Buyer Signature Date

1/21/2022

01/19/2022 — 01/19/2022

[redacted] Date — Buyer Signature Date

/2022 — [redacted] 19/2022

[redacted] 19/2022

Listing Licensee Date — Selling Licensee Date

Pulte Homes Tennessee Limited Partnership 01/19/2022 — Flynn Realty 01/19/2022

Listing Company Date — **Selling Company Date**

NOTE: This form is provided by TAR to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the TAR logo in conjunction with any form other than standardized forms created by TAR is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot:Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

BUILDING INSPECTION ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Buyer may, at Buyer's expense, hire an independent building inspector (**"Inspector"**) to examine the Property immediately prior to the Build Quality Celebration. Seller agrees to permit Inspector to enter the Property prior to Closing provided that:

1. Any inspection must take place under the supervision of Seller's Field Manager or the Manager's designee.
2. The Inspector must complete any desired inspections on the date scheduled so as not to delay Seller's construction schedule or the Closing Date. Seller is not obligated to permit inspections before or after the time set.
3. The Inspector must be licensed to conduct residential property inspections in , TN.
4. The Inspector must provide to Seller a copy of the Inspector's business license and a certificate of insurance demonstrating that the Inspector has a current general liability policy in a sum not less than $250,000 at least 3 days prior to any scheduled inspection. Any outstanding construction items which Seller has acknowledged remain to be completed will not be matters to which the Inspector may take exception or identify as problems.
5. Buyer must provide Seller a copy of the Inspector's report upon Buyer's receipt.

If Buyer believes any items identified in the Inspector's report are items which must be completed or corrected by Seller, Buyer shall notify Seller of each such item in writing prior to the Build Quality Celebration. Seller agrees to correct all items which should be corrected in order to complete the Home in accordance with Agreement or which Seller would be required to correct under the Home Warranty.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street

Murfreesboro , TN 37127 **HPA No. HB00553025**

Lot: Lot 17, Phase 1B

Rucker Landing

NEIGHBORHOOD DISCLOSURE ADDENDUM
Rucker Landing

Lot:	Lot:	01700		
	Address:	4434 Jack Faulk Street	, Murfreesboro	TN

This Neighborhood Disclosure Addendum (this "Addendum") is an addendum to the Home Purchase Agreement (the "Agreement") between Pulte Homes Tennessee Limited Partnership ("Seller") and Buyer. This Addendum is to inform Buyer of certain matters related to the Subdivision (defined below).

1. **Homeowners Association**. The Lot being purchased by Buyer is part of real property included in the subdivision known as Rucker Landing (the "Subdivision"), which Subdivision is subject to all of the terms, easements, restrictions, assessments, conditions and requirements of that Declaration of Covenants, Conditions and Restrictions for Rucker Landing, to be recorded in the Official Public Records of Rutherford County, Tennessee (as same may be amended, the "Declaration"). Buyer, by virtue of its ownership of the Lot, which is subject to the Declaration, shall automatically be a member of Rucker Landing Homeowners Association (the "Association"), created as the entity empowered to administer and enforce the provisions of the Declaration and the other governing documents of the Association (the "Association Documents") and subject to the Association Documents. The Association Documents include, but are not limited to, (a) the Declaration, (b) the Certificate of Formation of the Association, and (c) the By-laws of the Association, as each may be amended. Buyer's membership in the Association will be mandatory, thereby obligating Buyer to pay assessments, contributions and other charges to the Association for the maintenance and repair of and the right to use and enjoy the amenities and common areas of the Subdivision. The Declaration will also impose certain restrictions on the use of the Lot and Buyer's home. The following assessments are applicable:

a. Transfer Fee Payable to Management Company	$ 450.00
b. Yearly Assessment	$ 400.00
c. Current Working Capital Contribution	$ 250.00

Additional assessments, contributions, charges and fees may be imposed under the Association Documents, and all assessments, contributions, charges and fees are subject to change. Buyer confirms that prior to executing this Addendum, Buyer has received and had the opportunity to review the Association Documents and determined that the Association Documents are acceptable to Buyer. The Association will be managed by Developer (telephone number).

2. **No Representations Regarding Development**. By executing this Addendum, Buyer (i) acknowledges that Buyer fully understands the disclosures made by Seller herein; (ii) acknowledges and agrees that no Seller salesperson, employee or agent has made any representation or statement to Buyer (and Buyer has not relied on any representation or statement) regarding the development or completion of the Subdivision or the Subdivision Improvements, regarding any benefits or value of the Subdivision, or regarding the extent or continuation of Seller' building program in the Subdivision; and (iii) assumes all risk related to the development and use of the Subdivision Improvements, and releases Seller from any and all claims, losses, damages, and causes of action of any kind whatsoever related to or arising out of or in connection with the development, completion, operation and use of the Subdivision and the Subdivision Improvements. SELLER SHALL NOT BE LIABLE FOR ANY CLAIM, CAUSE OF ACTION, DAMAGE, OR INJURY, ARISING FROM OR RELATED TO THE DEVELOPMENT OR OTHER ACTIVITIES IN THE SUBDIVISION OR ON SURROUNDING PROPERTY WHICH SELLER DOES NOT CONTROL; NOR SHALL SELLER BE LIABLE FOR ANY ADVERTISING, RENDERINGS, MARKETING PLANS, STATEMENTS OR INFORMATION REGARDING DEVELOPMENT PLANS FOR THE SUBDIVISION OR SURROUNDING PROPERTY.

3. **No Representations Regarding Future Extensions and Expansions of Roadways**. By Executing this Disclosure, Buyer (i) acknowledges that Buyer fully understands the disclosures made by Seller herein, (ii) acknowledges and agrees that no sales person, employee or agent of Seller has made any representation to Buyer regarding extensions and/or expansions of existing and future roadways serving and/or adjacent to the Subdivision, including, but not limited to, Rucker Road, and (iii) assumes all risk related to the development, expansion, and/or future extension of such roadways, and releases Seller from any and all claims, losses, damages, and cause of action of any kind whatsoever related to, arising out of or in connection with future expansion and/or extension of such roadways.

4. **Railroad Line**. A railroad line is located in close proximity to the Subdivision. The railroad may generate excessive noise and Buyer is encouraged to determine all aspects of being in close proximity to a railroad line that may be expected to affect Buyer's

[redacted]

use and enjoyment of the Home. By executing this Disclosure, Buyer acknowledges and agrees that Seller, has no control over adjacent land uses, including without limitation, the railroad line and the frequency of use thereof, and will have no liability or responsibility to any owner or resident for any injury, damage, claim or other matter relating to the railroad line, including, without limitation, any noise, vibration or odors emanating therefrom or increased traffic over or other use thereof.

5. **Sanitary Sewage Disposal System**. Buyer acknowledges that this community is provided sanitary sewer service treatment via a STEP (Septic Tank Effluent Pump) system owned and operated by Consolidated Utility District ("CUD"). The effluent, after being treated, will be dispersed into drip fields located in a wastewater lot within the project limits identified as CUD Lot 174 on the recorded Section 1 Plat. This lot is maintained by CUD. The Lot is subject to a perpetual easement in favor of CUD, its successors and assigns, in, over, under and upon the portion of the Lot where the sewer system components necessary to provide sewer service to this subdivision are located, with the right to erect, construct, install, and lay, and thereafter use, operate, inspect, repair, maintain, replace and remove pipe lines, tanks, pumping facilities and appurtenant facilities, together with the right to utilize adjoining lands belonging to the property owner for the purpose of ingress to and egress from the sewer system. Buyer acknowledges that it will be required to pay a monthly fee to CUD for use of the STEP system. Seller has no responsibility or obligation for the operation or maintenance of the STEP system. Additional information concerning the STEP system can be obtained by contacting CUD. Buyer shall satisfy itself with regard to the method of operation of the STEP system, including the rates and charges for such service, and is not relying on any representation or commitment from Seller, except any which are committed to writing and specifically made a part of this Agreement.

6. **Water Distribution System**. Water service shall be provided by Rutherford County Utility District. The Lot is subject to perpetual easements in favor of CUD its successors and assigns, in over, under and upon the portion of the Lot where the line, meters, valves, vaults and other water system facilities are located. Rutherford County Utility District easements are exclusive easements, and no excavation, building, structure, or obstruction of any kind may be constructed or permitted within the easements, except pavement for a driveway that crosses an easement. No trees or shrubbery may be planted within the easements. Rutherford County Utility District will have unrestricted access to all of its lines, meters, valves, vaults, and other water system facilities within the easements without seeking any further permission. Rutherford County Utility District has the right to disturb or remove any impermissible items within the easements and Buyer will be responsible for repairing or replacing any such items at Buyer's expense. Seller has no responsibility or obligation for the operation or maintenance of Rutherford County Utility District's water system. Additional information concerning the water system can be obtained by contacting Rutherford County Utility District. Buyer shall satisfy itself with regard to the method of operation of the water system, including the rates and charges for such service, and is not relying on any representation or commitment from Seller, except any which are committed to writing and specifically made a part of this Agreement.

7. **Telephone and Cable Installation**. Seller has no control over the timing of installation of cable television or telephone service for the Property, and such services may not be available when Buyer closes.

8. **Final Plat**. If the final plat for the Subdivision that includes the Lot ("Final Plat") has not yet been recorded in the real property records, the Closing and conveyance of the Property contemplated by the Agreement is expressly contingent on the approval by the applicable governmental authorities and recording of the Final Plat.

9. **Mailbox Kiosk**. The Subdivision may have one or more centralized mailbox kiosks, known as Cluster Box Units (**"CBUs"**). The location of the CBUs (if applicable) will be determined in the sole discretion of the United States Postal Service and is subject to change at any time. Seller has no control on how the individual mailboxes are assigned to each Lot.

10. **Conflicts/Defined Terms**. In the event of a conflict between the Agreement and this Addendum, the terms of this Addendum shall govern and control. Each capitalized term used but not defined in this Addendum shall have the definition given to such term in the Agreement.

11. **Acceptance**. If Buyer is unwilling to accept the Property subject to all of the matters set forth herein, then Buyer may terminate the Agreement prior to signing this Addendum. If Buyer signs this Addendum, then Buyer is deemed to have agreed to the foregoing and have accepted the Property subject to all of the matters described above.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date

______________________________ ________ Date ______________________________ ________ Date

______________________________ ________ Date ______________________________ ________ Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: [redacted]
4434 Jack Faulk Street
Murfreesboro , TN 37127
Lot:Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

PULTE MORTGAGE AUTHORIZATION TO RECEIVE MORTGAGE QUOTE

Applicant(s): Arrived Holdings, Inc. 500 Yale Ave N Seattle, WA 98109 Primary phone: [redacted] Secondary phone: __________ Email [redacted]	Seller: [redacted] HPA Date: 01/19/2022 HPA No.: HB00553025 Sales Consultant [redacted]
Property: Address: [redacted] 4434 Jack Faulk Street Murfreesboro , TN 37127 Community: Rucker Landing	Home information: Property type: Investment Property Plan: Rosella Square Footage: 2358 Total Price: $413,755.00

You may desire mortgage financing to purchase your new home. There are many financing choices available to you. Pulte Mortgage has an exclusive focus on Pulte customers, with 40 years of experience in new construction financing, and would be happy to assist you with a mortgage loan for your new home.

Pulte Mortgage, LLC is an affiliate of Seller and is available to discuss mortgage financing questions and process your loan application. You may contact Pulte Mortgage as follows:

Pulte Mortgage, LLC

[redacted] [redacted]

Please select one of the options below.

[ ] Yes, I would like to have a Pulte Mortgage representative contact me at the home and/or mobile telephone numbers listed above or by mail or email, to answer any mortgage finance questions I have, and/or to discuss financing options available to me. I authorize Seller to send my information to Pulte Mortgage so it may provide financing information to me. I may change my mind at any time and withdraw my consent for Seller to share my information with Pulte Mortgage by providing notice to Pulte Mortgage at the following address which will be effective 5 business days after receipt:

MAIL: [redacted]
EMAIL: [redacted]

Please include "Pulte Opt Out" in the subject line of your email. Please include the "HPA No." (which appears in the upper right hand corner of this page), as well as your name and contact information in your mail or email notice.

[ ] No, thank you. I do not wish to be contacted by Pulte Mortgage to review options that could be available to me.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot:Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

AUTHORIZATION TO RECEIVE HOMEOWNERS' INSURANCE QUOTE

Applicant(s): Arrived Holdings, Inc. 500 Yale Ave N Seattle, WA 98109 Primary phone: [redacted] Secondary phone: Email [redacted]	Seller: [redacted] HPA Date: 01/19/2022 HPA No.: HB00553025 Sales Consultant: [redacted]
Property: Address: 4434 Jack Faulk Street , Murfreesboro, TN 37128 Community: Rucker Landing	Home information: Property type: Investment Property Plan: Rosella Square Footage: 2358 Total Price: $413,755.00 Est. Closing Date: 04/19/2022

Homeowners' insurance is one of the items that every new homeowner needs to consider as part of the home buying process. In many instances, homeowners' insurance is required in order to obtain a mortgage. In other instances, it is just the prudent thing to do to protect your largest investment.

Pulte Insurance Agency, Inc. ("Pulte Insurance") is an affiliate of Seller and is available to offer our homebuyers the opportunity to receive a free, no obligation homeowners' insurance quote. You may contact Pulte Insurance as follows:

Pulte Insurance Agency, Inc.
Phone: [redacted]

Please select one of the options below.

[ ] Yes, I would like to have a Pulte Insurance representative contact me at the home and/or mobile telephone numbers listed above or by mail or email, and provide me with a free no obligation homeowner's insurance quote. I agree to allow Seller to send my information to Pulte Insurance in order that it may provide a quote. I may change my mind at any time and withdraw my consent for Seller to share my information with Pulte Insurance by providing notice to Pulte Mortgage, LLC at the following address which will be effective 5 business days after receipt:

MAIL: [redacted]
EMAIL:

Please include "Pulte Opt Out" in the subject line of your email. Please include the "HPA No." (which appears in the upper right hand corner of this page), as well as your name and contact information in your mail or email notice.

[x] No, thank you. I do not wish to share my information to receive a free no obligation homeowners' insurance quote from Pulte Insurance.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

HPA No. HB00553025

We build consumer inspired homes and communities to make lives better.

Thinking about your friends and family who are shopping for a new home, on a scale of 1 to 10 (10 being extremely likely) how likely are you to recommend us to a friend or family member?

Which friend or family member should we contact?

Name:

Email:

[redacted]

Home Purchase Agreement
HPA No. HB00553025
HPA Date: 01/19/2022
Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

THIS IS AN INTERNAL COMPANY DOCUMENT. IT IS NOT AN ADDENDUM TO THE HOME PURCHASE AGREEMENT.

HPA CERTIFICATION

This certification pertains to the Home Purchase Agreement referenced above (the "**Agreement**"). Each capitalized term used but not defined in this certification has the meaning given to that term in the Agreement.

I am a sales professional for Seller and have prepared the Agreement. In connection with submitting the Agreement for Seller's approval and execution, I certify as follows:

1. While working with the Buyer, selling the Property, and preparing the Agreement, I followed all company policies and procedures (national and local) and believe I complied with all applicable laws.

2. In particular, I believe I (and, to my knowledge, any other company employee involved with this sale) complied with all Fair Housing laws. I understand The Fair Housing Act prohibits treating people differently or making a distinction between people (for or against) on the basis of their protected class (e.g., race, color, religion, gender, disability, family status or national origin) in connection with the sale, rental, advertising or financing of housing. I understand the company is an equal opportunity housing provider and any discriminatory housing or lending practice is strictly prohibited.

3. The Agreement contains the entire agreement with the Buyer regarding the Property. There are no additional agreements (oral or in writing) with the Buyer regarding the Property. I have not made (nor, to my knowledge has any other company employee made) any promise, representation or warranty to the Buyer that is not contained within the Agreement.

Dated: 01/19/2022

[redacted]

[redacted]
Sales Professional

[redacted]

Reminders & Expectations

- **Selections** The home will be built per the JIO/Change Order. It is the responsibility of the Buyer to ensure all options are listed on the JIO/Change Order. Selections are *finalized* at the design appointment and *no subsequent changes are permitted.*

- **Cash Verification** for cash buyers can be provided via a copy of a statement or letter from your financial institution. Documentation must show Buyer's name with access to an amount of funds in excess of the total purchase price.

- **Concrete** Concrete will crack. Control joints are used to minimize the cracking.

- **Granite** A natural product with unique characteristics, granite will vary from samples. Seams are common with the installation of granite. Buyers are encouraged to seal their granite tops.

- **Wood Cabinets** No two pieces of wood are the same therefore grain, texture and color variation is expected. Unique grain patterns and knots are the hallmark of the wood's beauty. Actual product will vary from samples and other homes.

- **Variations** Some tiles have a large variation of color to enhance the beauty. Flooring, grout, brick, mortar and other finishes will vary from samples and other homes.

- **Closing** Your builder will set the close date approximately 3 weeks in advance. You will receive a closing notification to confirm the date. Buyers are subject to fees for any delay of closing.

- **Telecommunications** In order to minimize delays in service, it is recommended you contact your telecom provider well in advance of your closing to initiate service.

- **Sod** Should your home closing fall during non optimal weather conditions for planting sod, seed and straw will be planted at Closing. Sod will be installed when the weather improves.

- **Owner's Entry** A central access point for important info including the warranty, construction status, partner discounts and service requests. Visit our website and click on Owner's Entry.

Buyer's Initials:	[redacted]			
	[redacted]			

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

COMMISSION AGREEMENT AND CERTIFICATION

COMMISSION AGREEMENT. The real estate broker identified below (**"Broker"**), or Broker's real estate agent, if applicable, registered the undersigned buyer(s) (collectively, **"Buyer"**) as Broker's client with respect to the community known as Rucker Landing. Buyer has now signed a Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) with Pulte Homes Tennessee Limited Partnership (**"Seller"**) to purchase a home in Rucker Landing (each capitalized term used but not defined herein shall have the meaning assigned to that term in the Agreement). If, and only if, Buyer fully consummates the Closing and funding of the Home purchase pursuant to the Agreement, then, at Closing, Seller agrees to pay Broker a real estate commission of 2% of the base house sales price for services rendered as Buyer's broker in this transaction.

REAL ESTATE BROKER INFORMATION

Broker Company Name:	Flynn Realty
Broker Company entity name shown on tax return (if different than above name)	Flynn Enterprises, LLC
Broker Company Address:	[redacted]
Broker Company State License ID:	263860
Broker Company Tax ID No.	264-71-3106

REAL ESTATE AGENT INFORMATION

Agent Name:	[redacted]
Agent Email Address:	[redacted]
Agent Primary Phone Number:	[redacted]
Agent Secondary Phone Number:	
Agent's State License ID:	[redacted]

This information will be used to issue an IRS Form 1099 at the end of the tax year. Broker confirms the information set forth above is correct. Broker should call Jill Carter at Rucker Landing to modify this information if it is incorrect or changes. No commission will be earned or paid if the Closing does not occur for any reason. Broker certifies Broker is a licensed real estate broker in the state where the Property is located or otherwise has the lawful right to receive a commission upon the sale of the Property within such state. Broker also certifies Broker's real estate agent, if applicable, is a licensed real estate agent in the state where the Property is located. If Broker's agent is executing this agreement and certification on behalf of Broker, Broker's agent warrants he or she has been duly authorized to do so. Broker's agent will look solely to Broker for any share of the commission to which Broker's agent may be entitled. This agreement contains the complete agreement between Seller and Broker pertaining to any commission payable with respect to the Agreement.

BUYER AND BROKER CERTIFICATION. In connection with Buyer's contemplated home purchase from Seller pursuant to the Agreement, Broker and Buyer each certify that no commission split, share or rebate; gift or gift card; giveaway; discount on commission to sell Buyer's existing home; "buy out" of Buyer's existing home; "buy out" of Buyer's remaining lease payments on a rental home or apartment; service (other than traditional buyer's broker services); or other thing of value has been or will be given by Broker (or any agent of Broker) to Buyer or any other party involved in this transaction at any time before or after the Closing except as follows:____

Buyer and Broker understand the Agreement and this certification will be provided to Buyer's lender and appraiser for purposes of Buyer's financing arrangements.

W-9 CERTIFICATIONS BY BROKER - Under penalties of perjury, the undersigned representative of Broker certifies:

1. The payee's TIN (Broker Company Tax ID No.) is correct,
2. The payee (Broker) is not subject to backup withholding due to failure to report interest and dividend income,
3. The payee (Broker) is a U.S. person, and
4. The FATCA code entered above (if any) indicating that payee (Broker) is exempt from FATCA reporting is correct (this item 4 does not apply).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Select Broker's federal tax classification: [ ] Individual/sole proprietor; [ ] C Corporation; [ ] S Corporation;

[ ] Partnership; [ ] Trust/estate; [x] Limited Liability Company

If Broker is a Limited Liability Company, select tax classification: [ ] C Corporation; [ ] S Corporation;

[x] Partnership (or if Broker is not a Limited Liability Company, select [ ] N/A)

[*signature page follows immediately on next page*]

[redacted]

Dated: 01/19/2022

BROKER:

[redacted]

By: ______________________ 1/19/2022
Broker or its authorized agent Date

SELLER:

Pulte Homes Tennessee Limited Partnership

By: [redacted] 1/21/2022
Its Authorized Agent Date

BUYER:

[redacted]

______________________ 1/19/2022
Arrived Holdings, Inc. Date

______________________ ________
Date

______________________ ________
Date

______________________ ________
Date

______________________ ________
Date

______________________ ________
Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

ACKNOWLEDGMENT OF NO SOLICITATION

The undersigned Buyer(s) acknowledges that Pulte Homes Tennessee Limited Partnership (**"Seller"**) has advised Buyer that homes in Rucker Landing may not be currently approved for sale for residents of some states who visit the community in response to advertisements and other communications delivered within their particular home state, depending on that state's laws. This acknowledgment confirms the undersigned Buyer(s) did not visit Rucker Landing in response to Seller's written, verbal or other communication delivered within Buyer's home state.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: 01700
Rucker Landing

HPA No. HB0055

GENERAL ACKNOWLEDGEMENT

This acknowledgement is intended to serve as a reminder of the previously agreed upon section 8.9 of the Home Purchase Agreement dated 01/19/2022 (the **"Agreement"**) between Buyer and Seller for the Property referenced above.

Buyer acknowledges that Seller accepts their mortgage approval as satisfaction of the financing contingency and has been notified that this approval is based on the sale or closing of an existing home. Section 8.9 of the Home Purchase Agreement is listed below and buyer is reminded that if existing property does not sell or close then the buyer is still responsible to purchase and close on 4434 Jack Faulk Street . If buyer is unable to close, this will be considered Buyers Default per the terms of Home Purchase Agreement.

8.9 Agreement Not Contingent on Sale or Rental of Other Property. Unless expressly set forth otherwise in this Agreement or an addendum to this Agreement, this Agreement is not contingent upon the sale, closing or rental of Buyer's existing home or other property. If Buyer elects to apply for mortgage financing contingent on the sale or rental of Buyer's existing home or other property, Buyer does so at Buyer's own risk.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date

SELLER: Pulte Homes Tennessee Limited Partnership

[redacted]

By:
Its: Authorized Agent

Date: 1/21/2022

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

PREFERRED PROVIDER CONSENT

This consent is being delivered by Buyer identified below in connection with that Home Purchase Agreement dated 01/19/2022 between Buyer and Pulte Homes Tennessee Limited Partnership (**"Seller"**) for the Property referenced below.

Buyer: Arrived Holdings, Inc.
Primary phone: (832) 465-1750; Secondary phone: ________
Email Address: acquisitions@arrivedhomes.com

Property: Lot/Block/Section: Lot 17, Phase 1B
Address: 4434 Jack Faulk Street , Murfreesboro , TN, 37127
Plan: ; Rosella/Elevation TD 109
Community: Rucker Landing

Preferred Providers (please select "Yes" or "No" below to indicate whether you would like to be contacted by a Preferred Provider):

Yes	No	
[ ]	[X]	ADT offers $0 cost wireless security system and reduced monitoring rate
[ ]	[X]	The Container Store provides a 20% discount for in-store, on-line or telephone purchases
[ ]	[X]	Zingas provides a 20% discount on Window Coverings

Our Preferred Provider program connects home buyers with preferred, third-party providers which offer products and services (often including special promotions and discounts) that buyers often find helpful with their new home. By using this optional consent form, you (Buyer) may choose to authorize Seller to share your contact information with one or more of our Preferred Providers.

By selecting one or more Preferred Providers (*i.e.*, by selecting "Yes" above), you authorize Seller to share your contact information listed above with the selected Preferred Providers. You understand the selected Preferred Providers may contact you to offer discounts and or services, but you are under no obligation to purchase or receive products or services Preferred Providers may offer. You agree the selected Preferred Providers may contact you directly or through their affiliates or marketing partners from time-to-time by telephone, mail and/or email with information and offers about their products and services. You agree to receive solicitations at the telephone number(s), including cellular numbers, emails and/or mailing address(es) shown above, even if such telephone number(s), email address(es) or mailing addresses are listed on any "do not call" or other do not solicit registry or list and that telephone calls may be generated from an automated phone dialing system.

Seller is not affiliated with any Preferred Provider, but Seller may receive referral fees or other compensation from Preferred Providers. You agree Seller will not be responsible for any acts or omissions of any Preferred Provider, including but not limited to its marketing activities, promises, claims, representations, products and services.

Dated: 01/19/2022

BUYER:

[redacted]

Arrived Holdings, Inc.	1/19/2022 Date		Date
	Date		Date
	Date		Date

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: Lot 17, Phase 1B
Rucker Landing

HPA No. HB00553025

Homebuyers – Beware of Wire Fraud and Other Cybercrimes

Buying a home is an exciting time. But please be careful not to let cyber criminals turn your dream experience into a nightmare.

We have all seen the headlines telling us about cybercrime and companies and individuals who have been hacked. Like many industries, the real estate industry has seen a significant increase in cybercrime. And the risk is growing as criminals find new ways to obtain information pertaining to real property transactions in an effort to divert and steal funds through malicious wire fraud schemes.

Cyber criminals typically begin their fraudulent schemes way before the attempted theft occurs. They often begin with a common technique called "phishing". This can take the form of email messages, fake websites or phone calls to fraudulently obtain your private information. Through a seemingly harmless communication, criminals trick people into inputting their information or clicking a link that allows hackers to steal computer or email logins and passwords.

Once hackers gain access to an email account, they will monitor messages to find someone in the process of buying a home. The hackers may be experts in real estate transactions. The criminals may hack various parties involved in the home buying transaction, including homebuyers, real estate agents, lenders, title companies or attorneys. Then, around the time the homebuyer is supposed to wire funds for their home purchase, the homebuyer receives what seems like a perfectly normal email apparently from a professional associated with the transaction. This email will include wiring instructions for wiring funds to a fraudulent account. If you take the bait and wire funds to a fraudulent account, your money could be stolen.

Please take precautions so you won't become a victim of cybercrime. Be careful to protect your personal information and passwords. Do not send sensitive information using unsecure email. Do not click on links or attachments in unsolicited emails.

Here are some tips from the Federal Bureau of Investigation (FBI) to protect against wire fraud and other cybercrimes:

1. **Call, don't email:** Confirm by phone all wiring instructions you receive before transferring funds. Use a phone number for the title company that you obtain from a trusted source.
2. **Be suspicious:** Carefully scrutinize all email requests for information or transfers of funds to determine if the emails appear out of the ordinary. It's not common for title companies to change wiring instructions and payment information.
3. **Confirm everything:** Ask your bank to confirm not just the account number but also the name on the account before sending a wire transfer.
4. **Verify immediately:** You should call the title company or your real estate agent to verify your funds were received by the title company or other proper party. Detecting that you sent money to a wrong account within 24 hours may give you the best chance of recovering your money.
5. **Forward, don't reply:** When responding to an email, hit forward instead of reply and then start typing in the person's email address. Criminals use email addresses that are very similar to the real one for a company. By typing in email addresses you will ensure the intended recipient's correct email address is used.

If you discover that you have been a victim of wire fraud or another cybercrime, immediately contact your financial institution and notify the FBI or other law enforcement authorities. If the fraud or crime involves a real estate transaction, be sure to contact the title company, settlement agent, escrow agent or attorney handling the transaction.

Buyer's Initials:	DS CW					
	Arrived Holdings, Inc.					

[redacted]

Buyer: Arrived Holdings, Inc.
Address: 4434 Jack Faulk Street
Lot: 01700
Rucker Landing

HPA No. HB00553025

****AN IMPORTANT LETTER FROM THE PULTEGROUP LEADERSHIP TEAM****

2021 & 2022 OUTLOOK: SUPPLY CHAIN & PRODUCT SUBSTITUTION

Dear Arrived Holdings, Inc.,

First and foremost, thank you for choosing PulteGroup to build your dream home. For 70 years, we have built homes with the homeowner in mind and the things that are important to you.

This letter is intended to inform you of the current market conditions related to the products and materials we use to build our homes. Our forecasts show supply chain constraints and limitations on product and materials are expected to continue and even increase through 2022.

Nearly every manufacturer and distributor we work with is reporting a shortage of materials and trucking. Most manufacturers are beginning to discontinue SKUs to narrow their scope of products and colors offered, and while PulteGroup is working closely with our manufacturers to proactively match our offerings to this narrowed scope, these discontinuations often impact our home buyers due to the timing of the announcements on behalf of the manufacturers.

While our goal is to make as few substitutions as possible, we are in a time where we are experiencing a higher likelihood of seeing substitutions occur during the home building process.

Section 5 of the purchase agreement speaks to Seller's right to change or limit design options or make changes or substitutions of equal quality and appearance at our discretion. We want to communicate as clear of an expectation as possible about this topic.

The culture of our company is built around the importance of homeowner satisfaction, and while there may be some challenges getting specific materials, there is no change to the level of quality, service, and oversight of the construction of your home, and there is no change to the industry leading warranty that protects your new home.

Sincerely,
PulteGroup Leadership Team

[redacted]

	1/19/2022		
Arrived Holdings, Inc.	Date		Date
	Date		Date

[redacted]

[redacted]

Change Order

1/19/2022

Rucker Landing (7246)

Change Order Type:	Spec Customer	Agreement Id:	HB00553025
Number:	4	Agreement Created:	01/19/2022
Created Date:	01/19/2022	Agreement Approved:	03/12/2021
Sales Status:	Pending	Sales Consultant:	[redacted]
Construction Status:		JIO/CO Created By:	
Description:	Homebuilder Generated Spec Customer Change Order	Home Site:	

Current Buyer Information:

Buyer:	Arrived Holdings, Inc.
Current Address:	500 Yale Ave N
City, State, Zip:	Seattle, WA 98109
Home Phone:	[redacted]
Work Phone:	
Primary Email:	[redacted]

Seller File Reference:

Alternate Lot Block:	Lot 17, Phase 1B
Building #:	
Unit Number:	
Address:	4434 Jack Faulk Street
Garage:	Left
Plan:	Rosella
Plan Id:	2783.100.00
Elevation:	Elevation TD 109
Phase:	1.3.2022

Current House Selections:

Option Code	Options	Notes	Quantity	Price
Base House				
	Rosella (49479)		1	$369,990.00
27267	Elevation TD 109		1	$6,765.00
	24 - Exterior Color Package		1	$0.00
Base House Colors				
	Exterior - Entry Door - Entry Door - Attitude Gray SW 7060		1	$0.00
	Exterior - Garage Door - Garage Door - White		1	$0.00
	Exterior - Gutters - Gutters & Downspouts - White		1	$0.00
	Exterior - Mortar - Mortar - Gray		1	$0.00
	Exterior - Roofing - Roof - Weathered Wood		1	$0.00
	Exterior - Shutters - *N/A*		1	$0.00
	Exterior - Stone - Stone - 26 - Winter Point Dry Stack		1	$0.00
	Exterior - Trim - Trim - White		1	$0.00
	Exterior - Windows - Windows - White		1	$0.00
	Exterior- Front Elevation- B&B/Horizontal Siding - B&B/Horizontal Siding- 26- Boothbay Blue		1	$0.00
	Exterior-Side/Rear/Returns- Horizontal Vinyl Siding - Horizontal Vinyl Siding- 26 - Platinum Gray		1	$0.00
	Interior - Paint - Frosty White		1	$0.00
	Interior - Appliances - Stainless		1	$0.00
	Interior - Kitchen Faucet - Integra Stainless Steel		1	$0.00
	Interior - Kitchen Sink - *Standard - 50/50		1	$0.00

[redacted]

Change Order

1/19/2022

Rucker Landing (7246)

Change Order Type:	Spec Customer	Agreement Id:	HB00553025
Number:	4	Agreement Created:	01/19/2022
Created Date:	01/19/2022	Agreement Approved:	03/12/2021
Sales Status:	Pending	Sales Consultant:	Jill Carter
Construction Status:		JIO/CO Created By:	Jill Carter
Description:	Homebuilder Generated Spec Customer Change Order	Home Site:	01700

Current House Selections:

Option Code	Options	Notes	Quantity	Price
07. INTERIOR FINISHES				
70550	Gris - River Heights 2 - Legacy,1.5 CM Quartz - Frost White,1.5 CM Quartz - Frost White,Dotson Court - Whisper,Gastonwood - Moreland,Granite 1 - Luna Pearl,3x6 Vitruvian White Glossy VV10,AOK - Ellis Purestyle - Stone Grey	Cabinets - Stone Grey, Countertop - Luna Pearl, Backsplash - Largo White 6x6	1	$0.00

Pricing Information:

Base Price:	$369,990.00
Lot Premium:	$37,000.00
Options Total:	$0.00
Non-Standard Options Total:	$0.00
Elevation:	$6,765.00
Sales Program:	$0.00
Price Adjustment:	$0.00
Total Purchase Price:	**$413,755.00**

This Change Order amends and supplements that certain Home Purchase Agreement dated 1/19/2022 between Buyer and Seller for the Property described above. Terms set forth in this Change Order shall have the same meaning as defined in the Agreement. In the event there is a conflict between the terms set forth herein and the Agreement, this Change Order shall prevail.

FEDERAL HOUSING ADMINISTRATION AMENDATORY CLAUSE

If Buyer has elected to finance all or any portion of the purchase of the Property using a mortgage insured by the Department of Housing and Urban Development ("HUD"), it is expressly agreed that notwithstanding any other provisions of the Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the Total Purchase Price set forth in this Change Order. The Buyer shall have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the appraised valuation.

The appraised valuation is arrived at to determine the maximum mortgage HUD will insure. HUD does not warrant the value nor the condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

[redacted]

Change Order

1/19/2022

Rucker Landing (7246)

Change Order Type:	Spec Customer	Agreement Id:	HB00553025
Number:	4	Agreement Created:	01/19/2022
Created Date:	01/19/2022	Agreement Approved:	03/12/2021
Sales Status:	Pending	Sales Consultant:	[redacted]
Construction Status:		JIO/CO Created By:	[redacted]
Description:	Homebuilder Generated Spec Customer Change Order	Home Site:	[redacted]

DEPARTMENT OF VETERANS AFFAIRS AMENDATORY CLAUSE

If Buyer has elected to finance all or any portion of the purchase of the Property using a mortgage insured by the Department of Veterans Affairs ("DVA"), it is expressly agreed that, notwithstanding any other provisions of the Agreement, Buyer shall not incur any penalty by forfeiture of earnest money deposit(s) or otherwise be obligated to complete the purchase of the Property described herein, if the Total Purchase Price or cost exceeds the reasonable value of the Property established by the DVA. Buyer shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the DVA. (Authority: 38 U.S.C. 501, 3703(c)(1))

If the DVA reasonable value of the Property is less than the Total Purchase Price, Seller shall have the option of reducing the Total Purchase Price to an amount equal to the DVA reasonable value and the parties to the sale may close at such lower price with appropriate adjustments to the Agreement.

All other terms and conditions in the above-designated Purchase Agreement (as may be amended by another addendum or other addenda) remain unchanged.

IMPORTANT! THIS CHANGE ORDER IS NOT BINDING UNTIL ACCEPTED BY SELLER. THE SALES CONSULTANTS SIGNATURE DOES NOT CONSTITUTE ACCEPTANCE.

Buyers:		Accepted by Seller:	
DocuSigned by: [redacted]	1/19/2022	[redacted]	1/21/2022
Arrived Holdings, Inc.	1/19/2022	Authorized Agent	1/19/2022

[redacted]

Rucker Landing

Site Map

Centex®


RUCKER ROAD
DEVELOPER HOMESITES
29 HOLD
30 MODEL
31 PARKING
FUTURE DEVELOPMENT
FUTURE DEVELOPMENT
JACK FAULK ST
SAMUEL LEE LANE
JACKIE RETREAT DR
ACCESS ROAD
STEP SYSTEM
COMMUNITY POCKET PARK
RESERVE FIELDS FOR STEP
RESERVE FIELDS FOR STEP
WETLANDS
WETLANDS
RAILROAD
N
13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28
32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49
56 55 54 53 52 51 50 173
65 64 63 62 61 60 59 58
66 67 68 69 70 71 72 73 74 75
84 85 86 87 88 89 90 91

[redacted]

centex.com/ruckerlanding

[redacted]

Rucker Landing

Included Features

Centex®

Interior Features

- 9' First floor ceilings
- SMART HOME prewire (CAT6, phone, cable, WAP)
- Walk-In Closets (per plan)
- Shaw® vinyl flooring throughout first floor, bathrooms & laundry
- Quality Shaw® carpet
- 2 Panel interior doors
- 3 ¼" baseboards and 2 ¼" cased doors
- Ventilated shelving in laundry room & closets (per plan)
- Sherwin Williams® high quality paint
- LED low lighting and flush mounts (per plan)

Kitchen

- Amana® stainless steel appliances including standing electric range & oven, microwave with recirculating vent, and dishwasher
- Granite countertops with undermount stainless steel sink & garbage disposal
- Timberlake® cabinets in white, mocha, or gray (per color package)
- 6"x6" polished ceramic tile backsplash in white or gray (per color package)
- Moen® faucets
- Recessed icemaker water valve
- Pantry with ventilated shelving

Bathrooms

- Owner's Bath includes engineered marble countertops, frameless mirror, and comfort height double bowl vanities with rectangular undermount sink
- Comfort height, single bowl vanity with engineered marble countertops in secondary bathroom
- Moen® faucets
- Pedestal sink and mirror in powder room (per plan)
- Walk-In shower with fiberglass surround in Owner's Bathroom and Tub/Shower co[redacted]dary bathroom

Eco-Friendly & Energy Savings

- Quality Lennox® 14 SEER electric heating & air equipment
- Dual zone HVAC with digital programmable thermostat
- **Structural sheathing with Typar® Weather Protection System (including Building Wrap, Flashing and Construction Tapes) providing a lifetime limited system warranty***
- R-13 fiberglass batt insulation exterior wall system
- R-38 blown fiberglass insulation in all heated ceiling areas
- 50-gallon electric water heater
- Continuous ridge & soffit vents for maximum airflow through attic (per plan)
- Amana® Energy Star Dishwasher

Exterior

- Patio (per plan)
- Brick & vinyl siding elevations (per plan)
- Superior landscaping package
- Low maintenance sod (front yard)
- Front entry two-car garage door and one coach light
- Insulated garage door with opener and remotes
- Low maintenance aluminum trim and gutter system
- Low-E single hung vinyl windows
- 6 panel smooth fiberglass insulated exterior doors (per plan)
- Architectural shingles
- Two exterior hose bibs

Community

- 5' Sidewalks

Centex Quality Assurance

- Build Quality Introduction
- Build Quality Orientation
- Build Quality Celebration
- Build Quality Inspections
- **Exclusive protection plan: 1-2-5-10 year transferable warranty (Please ask us for more information!)**

centex.com/ruckerlanding

*See the TYPAR Weather Protection System Limited Warranty located online at Typar.com for full details

[redacted]

RUCKER LANDING

2,358 Sq. Ft.

4 Bedrooms | 2.5 Baths | 2-Car Garage



Elevation TD107



Elevation TD108



Elevation TD109 x

[redacted]

Centex

[redacted]

RUCKER LANDING

2,358 Sq. Ft.

4 Bedrooms | 2.5 Baths | 2-Car Garage

Centex®


PATIO
10'-0"x 10'-0"
First Floor
KITCHEN
CAFE
11'-3"x 15'-4"
GATHERING ROOM
15'-0"x 15'-4"
OPT REF
P
STORAGE
UP
PR
2 CAR GARAGE
FOYER
11'-6"x 12'-3"
FLEX
Second Floor
BEDROOM 2
10'-2"x 11'-7"
OWNER'S BATH
OWNER'S SUITE
16'-10"x 13'-8"
LAUNDRY
BATH 2
HVAC
WIC
OPT W/D
DN
WH
LOFT
12'-3"x 14'-7"
BEDROOM 3
11'-5"x 10'-9"
BEDROOM 4
11'-4"x 12'-0"
[redacted]

Visit Centex.com/RuckerLanding or call (615) 239-0718 for more information.

[redacted]

Confirmation

Thank You! Your payment has been made.

Print Confirmation Page

[redacted]

Payment Date	1/19/2022
Payment Method	FIRST REPUBLIC BANK *****4411
Total Payment	$7,500.00

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Due to system limitations, all credit and debit card payments are labeled as Payment Account. PulteGroup's E-Bill Express system is configured to only accept debit card payments. Therefore the "Payment Account" card payments referenced are actually debit card payments.

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Description	Account Number	Confirmation #	Payment Amount
Tennessee	[redacted]		$7,500.00

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7,500.00   7,500.00

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Criteria

Account Number * [redacted]-ARRIVED HOLDINGS INC Lookup

Inquiry Type * All Activity

From Posting Date * 12/22/2021 To Posting Date 01/20/2022

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Account Details

Account Number: [redacted]-ARRIVED HOLDINGS INC

Balances and Activity as of 07:56:09 AM PST on 01/20/2022

Current Balance:	$3,019,166.69	Available Balance:	$3,019,166.69
Total Float:	$0.00	One Day Float:	$0.00
Two Day Float:	$0.00	Three Day Float:	$0.00
Average Balance:	$3,370,658.00	Average Available Balance:	$3,370,658.00
Average Available 12 Month:	$2,635,795.00	Amount of Last Deposit:	$318.40
Date of Last Deposit:	01/05/2022	Date Last Active:	01/19/2022
Statement Date:	01/01/2022	Interest Deposit:	$0.00
Last Year Interest Paid:	$0.00	YTD Interest Paid:	$0.00
Accrued Interest:	$0.00	Beginning Statement Bal:	$3,653,983.41